                                                Filed pursuant to Rule 424(b)(5)
                                                Registration No. 333-43091

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 13, 2000)

                                  $214,951,000
                     COUNTRYWIDE HOME LOAN TRUST 2001-HLV1
                    HOME LOAN-BACKED NOTES, SERIES 2001-HLV1

                              BAY VIEW BANK, N.A.
                                   TRANSFEROR

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR

                            LITTON LOAN SERVICING LP
                                    SERVICER

---------------------------------------------------------------------------------------------------------------------------
                            INITIAL                                                                          PROCEEDS
        CLASS OF           PRINCIPAL            NOTE               PRICE TO           UNDERWRITING            TO THE
         NOTES             BALANCE(1)           RATE                PUBLIC              DISCOUNT           DEPOSITOR(2)
---------------------------------------------------------------------------------------------------------------------------
 Class A-1                $103,718,000         5.913%              99.99979%            0.12500%             99.87479%
 Class A-2                $ 28,149,000         6.341%              99.99823%            0.25000%             99.74823%
 Class A-3                $  4,768,000         6.664%              99.99907%            0.37500%             99.62407%
 Class A-4                $ 11,812,000         6.946%(3)           99.99900%            0.50000%             99.49900%
 Class A-5                $  6,227,000         7.197%(3)           99.99373%            0.62500%             99.36873%
 Class M-1                $ 22,746,000         7.669%(3)           99.99660%            0.75000%             99.24660%
 Class M-2                $ 15,922,000         7.913%(3)           99.99722%            0.87500%             99.12222%
 Class B-1                $ 15,922,000         9.385%(3)           97.99701%            1.00000%             96.99701%
 Class B-2                $  5,687,000         9.000%(3)           85.31572%            0.00000%             85.31572%
 Total                    $214,951,000
---------------------------------------------------------------------------------------------------------------------------

(1) This amount is subject to a variance of 5%.

(2) Before deducting expenses, estimated to be approximately $550,000.

(3) After the first payment date on which an optional redemption may be exercised, the Note Rate will increase by 0.50% if not so exercised.

 The notes represent               The Trust
 non-recourse obligations of
 the Trust only and do not         - The Trust is a Delaware business trust formed pursuant to
 represent an interest in or         a trust agreement between Bear Stearns Asset Backed
 obligations of Bear Stearns         Securities, Inc. and Wilmington Trust Company.
 Asset Backed Securities, Inc.,
 Countrywide Home Loans, Inc.,     - The Trust will issue nine classes of notes, which are
 the Servicer, the Indenture         offered hereby, and will issue one class of certificates,
 Trustee, the Owner Trustee or       which is not offered hereby.
 any of their affiliates.
                                   The Notes
 This prospectus supplement may
 be used to offer and sell the     - The Notes are principally secured by the assets of the
 notes only if accompanied by        Trust, which consist of home loans that have fixed rates of
 the prospectus.                     interest and are secured primarily by junior mortgages on
                                     one- to four-family residential properties in which the
                                     borrowers have little or no equity.

                                   - The Notes are not insured or guaranteed by any
                                     governmental agency or any other entity.

                                   Credit Enhancement

                                   - Certain classes of securities will be subordinated to
                                     other classes of securities and provide credit support for those classes of securities.

                                   - Certain excess interest received on the home loans will be applied as payments of principal on the notes to establish and maintain a level of overcollateralization and to
                                     otherwise cover current losses.

REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-7 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 3 IN THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.
                            ------------------------
COUNTRYWIDE SECURITIES CORPORATION                      BEAR, STEARNS & CO. INC.

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 26, 2001

For 90 days following the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

                                    SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus for additional information about the notes.

                     COUNTRYWIDE HOME LOAN TRUST 2001-HLV1

                    HOME LOAN-BACKED NOTES, SERIES 2001-HLV1

                                                                                         EXPECTED
                                               ORIGINAL              MATURITY         RATINGS (S&P/
CLASS/INTEREST              NOTE RATE    PRINCIPAL BALANCE(1)         DATE(2)         MOODY'S/FITCH)
--------------              ---------    --------------------    -----------------    --------------
Class A-1.................    5.913%         $103,718,000        March 10, 2012        AAA/Aaa/AAA
Class A-2.................    6.341%         $ 28,149,000        July 10, 2016         AAA/Aaa/AAA
Class A-3.................    6.664%         $  4,768,000        August 10, 2017       AAA/Aaa/AAA
Class A-4.................    6.946%(3)      $ 11,812,000        February 10, 2021     AAA/Aaa/AAA
Class A-5.................    7.197%(3)      $  6,227,000        July 10, 2022         AAA/Aaa/AAA
Class M-1.................    7.669%(3)      $ 22,746,000        June 10, 2022          AA/Aa2/AA
Class M-2.................    7.913%(3)      $ 15,922,000        June 10, 2022           A/A2/A
Class B-1.................    9.385%(3)      $ 15,922,000        May 10, 2022         BBB/Baa2/BBB
Class B-2.................    9.000%(3)      $  5,687,000        March 10, 2022       BBB-/--/BBB-
Total.....................                   $214,951,000

------------
(1) This amount is subject to a variance of 5%.

(2) Each date was determined as described under "Prepayment and Yield Considerations -- Maturity Date." We expect the actual maturity date for the securities will be significantly earlier than the final scheduled maturity date stated herein.

(3) After the first payment date on which an optional redemption may be exercised, the Note Rate will increase by 0.50% per annum if the option is not so exercised.

THE TRANSFEROR

- Bay View Bank, N.A.

THE SERVICER

- Litton Loan Servicing LP will be the servicer.

- The servicer will receive a monthly fee from payments on the home loans equal to 0.75% per annum on the principal balance of each home loan.

THE TRUST

- Countrywide Home Loan Trust 2001 -- HLV1

THE DEPOSITOR

- Bear Stearns Asset Backed Securities, Inc.

THE ORIGINATOR

- PSB Lending Corp.

THE SELLER

- CHL Transfer Corp.

THE INDENTURE TRUSTEE

- Wells Fargo Bank Minnesota, N. A.

THE OWNER TRUSTEE

- Wilmington Trust Company, acting not in its individual capacity but solely as owner trustee.

CUT-OFF DATE

- For each home loan, the opening of business on January 1, 2001.

CLOSING DATE

- On or about January 30, 2001.

PAYMENT DATES

- The 10th day of each month, or if such day is not a business day, the next business day. The first payment date is February 12, 2001.

COLLECTION PERIOD

- The calendar month preceding the month of a payment date.

REGISTRATION OF NOTES

The trust will issue the notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the notes are book-entry, they will be registered in the name of the applicable depository, or in the name of the depository's nominee.

Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive notes will replace the book-entry notes are described in this prospectus supplement.

We refer you to "Description of the Notes" and "Annex I" in this prospectus supplement for additional information.

ASSETS OF THE TRUST

The trust's assets include:

- a pool of home loans that have fixed rates of interest, secured primarily by junior mortgages, deeds of trust, or other security instruments primarily on one- to four-family residential properties in which the borrowers have little or no equity and the related loan files;

- payments of interest received on the home loans on and after the cut-off date and principal payments on the home loans received on and after the cut-off date; and

- amounts on deposit in certain accounts described in this prospectus supplement.

THE HOME LOANS

1. HOME LOAN STATISTICS:

On the closing date, the trust will acquire a pool of home loans that have fixed rates of interest. The home loans had the following characteristics as of the cut-off date:

- number of home loans: 6,650

- aggregate principal balance: $227,462,787.49

- average principal balance of home loans: $34,204.93

- principal balances of home loans range: $99.72 to $98,496.02

- mortgaged property location: 37.83% in California, 8.47% in Florida, 4.63% in Arizona, 3.68% in Nevada and 3.21% in Georgia

- interest rate range: 7.000% to 19.490%

- weighted average interest rate: 13.256%

- loan age range: 11 to 56 months

- weighted average loan age: 31 months

- combined loan-to-value ratio range: 28.00% to 220.77%

- weighted average combined loan-to-value ratio: 116.19%

2. CHARACTERISTICS OF HOME LOANS:

- The home loans will consist of loans for which the related net proceeds were used to finance (i) property improvements, (ii) debt consolidation, or (iii) a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes.

- All of the home loans will be secured by liens on mortgaged properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%).

- The home loans provide for scheduled payments that will be, if timely paid, sufficient to amortize fully the principal balance of the related home loan on or before its maturity date.

- Interest on the home loans will accrue on an "actuarial interest" method.

We refer you to "The Home Loan Pool" in this prospectus supplement for additional information.

MONTHLY EXPENSE ADVANCES

The Servicer may make cash advances on behalf of the Trust to cover customary property protection expenses. The Servicer is not required, nor does it intend, to advance delinquent principal or interest.

We refer you to "Description of the Transfer and Servicing
Agreements -- Servicing" in this prospectus supplement for additional information.

THE NOTES

1. General

- Each month, the indenture trustee will calculate the amount of principal and interest you are owed.

- If you own a note on the last day of the calendar month prior to the related payment date, you will be entitled to receive payments on the related payment date.

2. Interest Payments: Interest on the notes will accrue during the calendar month prior to the applicable payment date. The indenture trustee will calculate interest based on a 360-day year of twelve 30-day months. On each payment date, you will be entitled to the following amounts:

- interest at the related note rate that accrued during the related accrual period on your note balance; and

- any interest that was due on a prior payment date that was not paid. In addition, interest will accrue and be payable on the amount of interest which was previously due and not paid to the extent permitted by applicable law.

3. Principal Payments: Noteholders will be entitled to the principal collected during the prior collection period on the home loans to the extent and in the order of priority set forth under "Description of the Notes -- Payments."

For a period of at least three years from the Closing Date, all principal received on the home loans will be payable solely to the Class A Notes, until the principal balances of such notes equal zero.

We refer you to "Description of the Notes -- Payments" in this prospectus supplement for additional information.

THE CERTIFICATES

- The trust will also issue a class of certificates which are not being offered pursuant to this prospectus supplement.

- The certificates have no principal balance and will not bear interest.

CREDIT ENHANCEMENT

Excess Interest. Because more interest is expected to be paid by the borrowers than is necessary to pay the interest due on the notes and other fees and expenses of the trust, excess interest collections will be available to offset losses on the home loans and to create and maintain the overcollateralization described below.

Overcollateralization. The use of excess interest to make payments of principal on the notes will cause the aggregate principal balance of the notes to amortize more quickly than the aggregate principal balance of the home loans, resulting in the overcollateralization of the notes. The amount of any such overcollateralization will be available to absorb losses realized on liquidated home loans.

Subordination of Subordinated Notes. Subordination is designed to provide the holders of notes having a higher payment priority with protection against losses by allocating realized losses among the subordinated notes, beginning with the notes with the lowest payment priority, before losses are allocated to the notes with a higher payment priority.

OPTIONAL REDEMPTION

The Servicer, at its option, may effect an early redemption of the notes and purchase of the certificates on any payment date after the aggregate principal balance of the home loans is reduced to any amount less than or equal to 10% of the aggregate principal balance of the home loans as of the cut-off date.

After the first payment date on which an optional redemption may be exercised, the interest rate of each class of securities, other than the Class A-1, Class A-2 and Class A-3 Notes, will be increased by 0.50% per annum if the option is not so exercised.

We refer you to "Description of the Notes -- Optional Redemption" in this prospectus supplement for additional information.

FEDERAL TAX CONSIDERATIONS

For federal income tax purposes:

- Tax counsel is of the opinion that the notes will be treated as debt instruments.

- You must agree to treat your note as indebtedness for federal, state and local income and franchise tax purposes.

We refer you to "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus for additional information.

ERISA CONSIDERATIONS

The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code can limit investments by certain pension, employee benefit and other plans, such as individual retirement accounts. Pension, employee benefit and other plans should be able to purchase investments like the notes so long as they are treated as debt under applicable state law and have no "substantial equity features." Any plan fiduciary considering whether to purchase the notes on behalf of a plan should consult with its counsel regarding the application of ERISA and Section 4975 of the Internal Revenue Code and the availability of any exemptions.

We refer you to "ERISA Considerations" in this prospectus supplement and the accompanying prospectus for additional information.

LEGAL INVESTMENT CONSIDERATIONS

The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only securities backed by first mortgages, and not second mortgages. Because the pool of home loans consists of junior home loans, the notes will not be "mortgage related securities" under that definition.

We refer you to "Legal Investment Matters" in this prospectus supplement and "Legal Investment" in the accompanying prospectus for additional information.

NOTE RATINGS

The trust will not issue the notes unless the notes receive the ratings set forth on the table at the beginning of this summary.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by any rating agency.

We refer you to "Ratings" and "Risk Factors -- Ratings of the Notes" in this prospectus supplement for additional information.

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF THE NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS.

HOME LOAN DEFAULT RISKS

     Noteholders are protected by the available forms of credit enhancement against the risk of loss realized on the home loans. However, in the event that the available credit enhancement is inadequate to provide protection to the noteholders, any losses on the home loans would be borne by such holders. The risks presented by the home loans include the following:

     - High LTV Ratios: Most of the home loans are secured by liens on the mortgaged properties in which the borrowers have little or no equity. Approximately 93.15% of the home loans have original combined loan-to-value ratios in excess of 100%. Home loans with high original combined loan-to-value ratios will be more sensitive to declining property values than would those with lower original combined loan-to-value ratios and therefore may experience a higher incidence of default and severity of losses. In addition, with respect to home loans with original combined loan-to-value ratios near or in excess of 100%, if the related borrowers sell their homes, such borrowers may be unable to repay the home loans in full from the sale proceeds of the financed properties and other funds available. Accordingly, such home loans likely may experience higher rates of delinquencies, defaults and losses.

     - Additional Debt: With respect to home loans the proceeds of which were used in whole or in part for debt consolidation, the related borrower may incur further consumer debt. This reloading of debt could impair the ability of such borrowers to repay the home loans, which in turn could result in higher rates of delinquency and loss on the home loans.

     - Junior Liens: All of the home loans are secured by liens junior to one or more senior liens on the related mortgaged properties. In general, a junior lienholder may not foreclose on the related mortgaged property unless it forecloses subject to the senior lien(s), in which case it must either pay the entire amount due under the senior mortgage or agree to make payments under the senior mortgage if the borrower is in default thereunder. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the Servicer may write off the entire outstanding balance of the home loan as a bad debt. These are risks particularly applicable to home loans secured by second liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the Servicer would determine foreclosure to be uneconomical for those types of home loans than for first lien mortgage loans with low loan-to-value ratios. We refer you to "Certain Legal Aspects of the Loans -- Junior Mortgages; Rights of Senior Mortgages" in the accompanying prospectus.

     - Underwriting Standards: The underwriting standards under which the home loans originally were underwritten are analogous to credit lending, rather than mortgage lending, since underwriting decisions were based primarily on the borrower's credit history and capacity to repay rather than on the value of the collateral. The underwriting standards allow loans to be approved with combined loan-to-value ratios of up to 125%, although some of the home loans were originated with combined loan-to-value ratios in excess of 125%. See "Description of the Home Loan Pool -- Underwriting Standards" in this prospectus supplement. Because of the relatively high combined loan-to-value ratios of the home loans and the fact that the home loans are primarily secured by second liens, losses on the home loans will likely be higher than on first lien mortgage loans. Generally, the underwriting requirements of the Originator did not require that a borrower obtain fire and casualty insurance or title insurance as a condition to approving the home loan. Accordingly, if a mortgaged property suffers any uninsured hazard or casualty losses, or if the borrower is found not to have clear title to such mortgaged property, you may bear the risk of loss resulting from a default by the related borrower to the extent such losses are not recovered by foreclosure or liquidation proceeds on such defaulted home loans and available credit enhancement is insufficient to cover such losses.

     - Economic Conditions: For the period of time during which the home loans were originated, economic conditions nationally and in most regions of the country were generally favorable. A deterioration in economic conditions could be expected to adversely affect the ability and willingness of borrowers to repay their home loans and could result in higher rates of delinquencies, defaults and losses on such home loans. Because of lenders' limited experience with loans similar to the home loans, no prediction can be made as to the severity of the effect of a general economic downturn on the rate of delinquencies and defaults on the home loans.

ADDITIONAL FACTORS AFFECTING DELINQUENCIES, DEFAULTS AND LOSSES ON THE HOME
LOANS

     - No Servicer Delinquency Advances. In the event of a delinquency on a home loan, neither the Servicer, any subservicer, nor any other person will have any obligation, nor do any intend, to advance scheduled monthly payments of principal and interest with respect to such home loan. As a result, the amount of principal and interest received on the home loans during any particular collection period may be less than the amount of principal and interest payable on the securities on the related payment date. Due to the payment priorities on the notes, shortfalls may result in losses on the subordinate notes. See "Description of the Transfer and Servicing Agreements -- Servicing" in this prospectus supplement.

     - Loss Mitigation. The Servicer may use a wide variety of practices to limit losses on defaulted home loans, including writing off part of the debt, reducing future payments, and deferring the collection of past due payments. The servicing agreement also permits the Servicer to release the lien on a limited number of mortgaged properties in order to reduce the amount of a potential loss.

     - Acquisitions from Third Parties. All of the home loans have been acquired by the Transferor by purchase from the originator, PSB Lending Corp. See "The Transferor -- Purchase of Home Loans" in this prospectus supplement. Pursuant to the underwriting guidelines of the originator, the assessment of the creditworthiness of the borrower was the primary consideration in underwriting a home loan. The evaluation of the adequacy of the value of the related mortgaged property, together with the amount of all liens senior to the lien of a home loan (i.e., the related "combined loan-to-value ratio") was given less consideration, and in certain cases no consideration, in underwriting the home loans. See "The Home Loan Pool -- Underwriting Criteria." The credit quality of some of the borrowers under the home loans is lower than that of borrowers under mortgage loans conforming to the Fannie Mae or Freddie Mac underwriting guidelines for first-lien, single family mortgage loans. Consequently, the home loans are likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those that would be experienced by loans underwritten in conformity with the Fannie Mae or Freddie Mac underwriting guidelines for first-lien, single family mortgage loans. Also, the losses sustained from defaulted home loans are likely to be more severe (and will frequently be total losses) because the costs incurred in the collection and liquidation of defaulted home loans in relation to the smaller principal balances thereof are proportionately higher than for first-lien, single family mortgage loans, and because all of the home loans are secured by junior liens on mortgaged properties in which the borrowers had little or no equity at the time of origination of such home loans. Although the creditworthiness of the borrower was the primary consideration in the underwriting of the home loans, we cannot assure you that the creditworthiness of a borrower will not deteriorate as a result of future economic and social factors, which deterioration may result in a delinquency or default by a borrower on the related home loan. Furthermore, because the adequacy of the value of the related mortgaged property, if any, was given less or no consideration in underwriting a home loan, we cannot assure you that any proceeds will be recovered from the foreclosure or liquidation of the mortgaged property, for a defaulted home loan. In response to changes and developments in the consumer finance area as well as the refinement of the originator's credit evaluation methodology, the originator's underwriting requirements for certain of the home loans changed from time to time, which in certain instances, resulted in more stringent and in other instances less stringent, underwriting requirements. Depending upon the date on which the home loans were purchased by the Transferor, such home loans included in the home loan pool were purchased by the Transferor under different underwriting requirements, and accordingly, certain home loans included in the home loan pool may be of a different credit quality and have different loan characteristics from other home loans. Furthermore, to the extent that certain home loans were purchased by the Transferor under less stringent underwriting requirements, such home loans may be more likely to experience higher rates of delinquencies, defaults and losses than those home loans purchased under more stringent underwriting requirements.

     - Dependence on Servicer for Servicing Home Loans. Upon the Servicer's failure to remedy a Servicer Event of Default under the Sale and Servicing Agreement, a majority of the noteholders or the Indenture Trustee may remove the Servicer and appoint a successor servicer subject to the pledge and assignment to the Servicing Rights Pledgee. If the Servicer is not replaced, noteholders will be dependent upon the Servicer to adequately and timely perform its servicing obligations and remit to the Indenture Trustee payments of principal and interest received on the home loans. The manner in which the Servicer performs its servicing obligations will affect the amount and timing of principal and interest payments received on the home loans. Those principal and interest payments and other recoveries in respect of the home loans are the sole source of funds for the payments due to noteholders. See "The
       Servicer -- Servicing Experience" in this prospectus supplement.

     - Non-recordation of Assignments. The Transferor may not be required to record assignments of the mortgages to the Indenture Trustee in the real property records of California and certain other states. In such cases, the Mortgage may instead be recorded in the Servicer's name. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Home Loans" herein.

       Although the recordation of the assignments of the mortgages in favor of the Indenture Trustee is not necessary to effect a transfer of the home loans to the Indenture Trustee, if the Transferor were to sell, assign, satisfy or discharge any home loan prior to recording the related assignment in favor of the Indenture Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the Indenture Trustee. In some states, in the absence of such recordation of the assignments of the mortgages, the transfer to the Indenture Trustee of the home loans may not be effective against certain creditors or purchasers from the Transferor or a receiver of the Transferor. If those other parties, creditors or purchasers have rights to the home loans that are superior to those of the Indenture Trustee, the Trust could lose the right to future payments of principal and interest from those home loans and, accordingly, noteholders could suffer a loss of principal and interest to the extent that such loss is not otherwise covered by the applicable credit enhancement.

     - Transfer of Servicing. The Servicer is expected to begin servicing the home loans as of February 1, 2001. Until the servicing transfer date, the home loans will be serviced by the originator. Following the transfer of the servicing on the servicing transfer date, the rate and severity of delinquencies, defaults and losses on the home loans may increase, and may increase significantly, at least for some transition period of time. If that were to happen and available credit enhancement is insufficient to cover any loss, you might experience a loss on your note.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN HOME LOAN BALANCE

     Substantial delays could be encountered in connection with the liquidation of delinquent home loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable, if any, to you. If a mortgaged property fails to provide adequate security for the home loan, you will incur a loss on your investment if the credit enhancement described in this prospectus supplement is insufficient to cover the loss.

     We refer you to "Certain Legal Aspects of the Loans -- Foreclosure on Mortgages" in the accompanying prospectus.

PREPAYMENTS AFFECT TIMING AND RATE OF RETURN ON YOUR INVESTMENT

     The yield to maturity on your notes will be directly related to the rate of principal payments on the home loans. Please consider the following:

     - Borrowers may fully or partially prepay their home loan at any time. Approximately 67.85% of the home loans require the payment of prepayment penalties which, if enforced, may reduce the likelihood of prepayments on such home loans.

     - A substantial majority of the home loans contain due-on-sale provisions. Due-on-sale provisions require the borrower to fully pay the home loan when the mortgaged property is sold. Generally, the Servicer will enforce the due-on-sale provision unless prohibited by applicable law. However, the Servicer may waive a due-on-sale provision in order to mitigate losses. We refer you to "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the accompanying prospectus.

     - The rate of principal payments on the home loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

   - The types of home loans in the trust generally are not viewed by borrowers as permanent financing. Accordingly, the home loans may experience a higher rate of prepayment than purchase money first lien mortgage loans.

   - We cannot predict the rate at which borrowers will repay their home loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of home loans similar to the home loans in this pool.

   - If you purchased your note at a premium and you receive your principal faster than expected, your yield to maturity will be lower than you anticipated. If you purchased your note at a discount and you receive your principal slower than expected, your yield to maturity will be lower than you anticipated.

   - The Transferor will be required to repurchase home loans from the trust as a result of certain breaches of representations and warranties or certain defects in the home loan files that have not been cured. If the Transferor does repurchase those home loans, the repurchases will have the same effect on your yield as a prepayment of the home loans. If the Transferor fails to repurchase those home loans, the home loans will stay in the trust. In the event any of those home loans defaults and if the available amounts of credit enhancement are inadequate, noteholders will bear the risk of any resulting delays in payment or losses.

   - As long as credit enhancement is available, liquidations of defaulted home loans will have the same effect on your yield as a prepayment of the home loans. See "-- Home Loan Default Risks" in this prospectus supplement for a discussion of the default risks presented by the home loans.

   - If the notes are redeemed, you have no assurance that similar investments offering comparable yields will be available.

   We refer you to "Prepayment and Yield Considerations" in this prospectus supplement.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

   Credit enhancement will be provided by excess interest, overcollateralization and the subordination of the Class B-2 Notes, the Class B-1 Notes, the Class M-2 Notes, and the Class M-1 Notes, respectively, to each class of securities having a higher payment priority to such class. The securities are not insured by any financial guaranty insurance policy. If the home loans experience higher rates of delinquencies, defaults or losses than initially anticipated, there can be no assurance that the amounts available from the applicable credit enhancement will be adequate to cover the delays or shortfalls in payments that result from such higher delinquencies, defaults or losses. If the amounts available from the available credit enhancement are inadequate, noteholders will bear the risk of any resulting delays in payment or losses.

   As a result of delinquencies on the home loans, the amount of interest received on the home loans during any collection period may be less than the amount of interest payable on the securities on the related payment date. The Servicer is not required, nor does it intend, to advance delinquent payments of principal and interest.

   The holder of the Certificate will not be required to refund any amounts previously distributed to that holder pursuant to the transfer and servicing agreements, regardless of whether there are sufficient funds on a subsequent payment date to pay all amounts then payable to noteholders.

INDEMNIFICATION BY THE TRUST

     The Trust Agreement and Indenture provide that the Owner Trustee and the Indenture Trustee will be entitled to indemnification by the Trust for any loss, liability or reasonable out-of-pocket expense incurred by the Owner Trustee or Indenture Trustee in connection with the performance of its duties and obligations under any of the Transfer and Servicing Agreements. These payments for indemnification will have priority over payments on the notes. Therefore, shortfalls may result if the Trust is required to make indemnification payments and remaining amounts are insufficient to cover payments on the notes.

LIMITED HISTORICAL DELINQUENCY, LOSS AND PREPAYMENT INFORMATION

     The Servicer does not have any experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments, of these home loans. Accordingly, the delinquency experience and loan loss and liquidation experience set forth under "The Servicer -- Servicing Experience" in this prospectus supplement may not be indicative of the performance of the home loans. As a result, there is no meaningful historical performance data to permit an accurate assessment of the likely delinquency, default and loss experience of the home loans over an extended period of time. Significant uncertainty exists regarding such likely experience over time and in differing economic and interest rate environments. Because loans such as the home loans have characteristics that combine characteristics similar to unsecured consumer debt and secured consumer debt, the delinquency, default and loss experience of the home loans is unlikely to be comparable to either of those types of consumer debt and is unlikely to reflect a blending or averaging of such experience. As a result, noteholders do not have, and will not have for an indeterminate amount of time, information available to them to assess with any degree of confidence the likely delinquency, default and loss experience of the home loans. You should make your investment determinations based on the underwriting criteria, the applicable credit enhancement described herein, the characteristics of the home loans and other information provided herein, and not based on any prior delinquency experience and loan loss and liquidation experience information set forth in this prospectus supplement.

INTEREST PAYMENTS ON THE HOME LOANS MAY BE REDUCED

     If a borrower prepays a home loan, the borrower is charged interest only up to the date of the prepayment, instead of a full month. In addition, the Soldiers' and Sailors' Civil Relief Act of 1940 permits certain modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower, under certain circumstances. The Servicer will not pay for any interest shortfalls created by prepayments or by the Soldiers' and Sailors' Civil Relief Act of 1940. If the available credit enhancement is insufficient to cover those shortfalls, you may incur a loss.

RATINGS OF THE NOTES

     On the closing date, the rating agencies will rate the notes as set forth in "Ratings" in this prospectus supplement. A rating is not a recommendation to purchase, hold or sell notes, and it does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the notes pursuant to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if in its judgment circumstances in the future so warrant.

RISK OF LOSSES AS A RESULT OF GEOGRAPHIC CONCENTRATION

     The mortgaged properties relating to the home loans are located in 49 states. However, approximately 37.83% of the mortgaged properties (each by aggregate principal balance as of the cut-off date) are located in California. If California experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the home loans may experience higher rates of delinquencies, defaults and foreclosures than would otherwise be the case. Natural disasters affecting regions of the United States from time to time may result in prepayments of home loans or in losses. Mortgaged properties located in California may be more susceptible to certain types of hazards, such as wildfires and mudslides, and certain types of special hazards not covered by insurance, such as earthquakes, than properties located in other parts of the country.

LIMITED RESALE

     Each underwriter intends to make a market for resale in the notes but has no obligation to do so. There is no assurance that a market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for mortgage-backed and asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY OR INSOLVENCY OF CERTAIN PARTIES

     The transfer of the home loans by the Transferor to CHL Transfer Corp. was characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of insolvency of the Transferor, the Federal Deposit Insurance Corporation (the "FDIC") as conservator or receiver, could attempt to recharacterize the sale of the home loans to CHL Transfer Corp. as a borrowing secured by a pledge of the home loans. If such an attempt to recharacterize the transfer of the home loans were successful, the FDIC could elect to accelerate payment of the notes and liquidate the home loans, with the holders of the notes entitled to no more than the outstanding class principal balances, if any, of the classes of notes, together with interest thereon at the applicable note rates. In the event of an acceleration of the notes, the holders of the notes would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the notes and possible reductions in the amount of such payments could occur.

     CHL Transfer Corp. will treat its transfer of the home loans to the depositor as a sale of the home loans. However, if CHL Transfer Corp. becomes bankrupt, the trustee in bankruptcy of CHL Transfer Corp. may argue that the home loans were not sold but were only pledged to secure a loan to CHL Transfer Corp. If that argument is made, delays or reduction in payments on the notes could result. If that argument is successful, the bankruptcy trustee could elect to sell the home loans and pay down the notes early. Thus, the right to future payments of interest would be lost, and noteholders might suffer reinvestment loss in a lower interest rate environment and may fail to recover their initial investment.

     In addition, if the Servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the Indenture Trustee from appointing a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the home loans.

REPURCHASE OBLIGATION OF THE TRANSFEROR

     Pursuant to the transfer and servicing agreements described in this prospectus supplement, the Transferor has agreed to cure in all material respects any breach of the Transferor's representations and warranties set forth in the Sale and Servicing Agreement with respect to defective home loans which materially and adversely affects the value of the home loan or the interests of the noteholders in the related home loan. If the Transferor cannot cure such breach within a specified period of time, the Transferor is required to repurchase such defective home loans from the Trust. During the third quarter of 2000, the Transferor entered into a formal agreement with the Office of the Comptroller of the Currency. The provisions of this agreement, among other things, require that the Transferor's Board of Directors adopt a new budget as well as new strategic, earnings and capital plans. The new strategic plan will establish objectives for the Transferor's overall risk profile, earnings performance, growth and capital adequacy. In addition, a provision of the agreement states that the Transferor may not declare or distribute any dividends without the prior written approval of the Office of the Comptroller of the Currency. Although the Transferor does not believe that this agreement would prevent it from meeting its repurchase obligations, no assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing defective home loans from the Trust. If the Transferor is unable to repurchase or replace a defective home loan, the Servicer, on behalf of the Trust, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such defective home loan. If the Servicer is unable to collect all amounts due to the Trust with respect to such defective home loan, the resulting loss will be borne by the note holders to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the notes.

FORWARD-LOOKING INFORMATION

     Certain of the information contained in this prospectus supplement constitutes "forward-looking statements." These statements may include projections of average life and maturity dates of the notes. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks, uncertainties and other factors that may cause the actual results and performance of the notes and the trust to be materially different from any future results or performance expressed or implied by the forward-looking statements. These factors include general economic and business conditions, political and/or social conditions, interest rate changes, prepayments amounts, loss and delinquency history, servicing performance, and the law and government regulatory initiatives.

     We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which such statements were originally based.

                                USE OF PROCEEDS

     The Depositor will use the proceeds from the sale of the Home Loans to the Trust for the purchase of the Home Loans from CHL Transfer Corp.

                            DESCRIPTION OF THE TRUST

GENERAL

     The Trust, Countrywide Home Loan Trust 2001-HLV1, will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Home Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Securities, (iii) making payments on the Securities, and (iv) engaging in related activities.

     All of the home loans (the "Home Loans") were sold by the Transferor to CHL Transfer Corp. (the "Seller") pursuant to the Mortgage Loan Purchase and Interim Servicing Agreement (the "Mortgage Loan Purchase Agreement") dated as of December 29, 2000, between the Transferor and the Seller. On the Closing Date, the Home Loans will be sold by CHLTC to the Depositor, and by the Depositor to the Trust, pursuant to a Sale and Servicing Agreement to be dated as of January 1, 2001 (the "Sale and Servicing Agreement"), among the Trust, the Depositor, the Seller, the Transferor, the Servicer and the Indenture Trustee. Pursuant to the Indenture, the Trust will pledge and assign the Home Loans to the Indenture Trustee for the benefit of the Noteholders. The Trust will be entitled to all payments of interest and principal and all proceeds received in respect of the Home Loans on or after the Cut-Off Date.

     The assets of the Trust will consist primarily of Home Loans, which will be secured by Mortgages. See "The Home Loan Pool" herein. The assets of the Trust will also include (i) payments of accrued interest and principal collected in respect of the Home Loans received on or after the Cut-Off Date; (ii) amounts on deposit in the Collection Account (excluding investment income thereon) and the Note Payment Account; (iii) the related Home Loan Files and credit files; and
(iv) certain other ancillary or incidental funds, rights and properties related to the foregoing. On the Closing Date, the Trust will include the unpaid principal balance of each Home Loan as of the Cut-Off Date (the "Cut-Off Date Principal Balance"). The "Principal Balance" of a Home Loan on any day is equal to its Cut-Off Date Principal Balance, minus all principal reductions credited against the principal balance of such Home Loan since such Cut-Off Date; provided, however, that the Principal Balance of a Liquidated Home Loan will be zero. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate Principal Balance of the Home Loans as of such date.

     The Servicer will be required to service the Home Loans pursuant to the Sale and Servicing Agreement (collectively, with the Indenture, the Administration Agreement (as defined herein), the Mortgage Loan Purchase Agreement and the Trust Agreement, the "Transfer and Servicing Agreements") and will be compensated for such services as described under "Description of the Transfer and Servicing Agreements -- Servicing" herein.

     The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "-- The Owner Trustee."

THE OWNER TRUSTEE

     Wilmington Trust Company will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

     Certain functions of the Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement will be performed by Wells Fargo Bank Minnesota, N.A., pursuant to the terms of an administration agreement dated as of January 1, 2001 (the "Administration Agreement") among the Trust, Wells Fargo Bank Minnesota, N.A. and the Owner Trustee.

                               THE HOME LOAN POOL

GENERAL

     The Home Loan Pool will consist of the Home Loans conveyed to the Trust. The Home Loans will consist of loans for which the related proceeds were used to finance (i) property improvements, (ii) debt consolidation, or (iii) a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes. All of the Mortgages for the Home Loans will be junior in priority to one or more senior liens on the related Mortgaged Properties, which will consist primarily of owner occupied single family residences. Substantially all of the Home Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%).

     "Combined loan-to-value ratio" means, with respect to any Home Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Home Loan at origination plus, in the case of a junior lien Home Loan, the aggregate outstanding principal balance of the related senior lien loans on the date of origination of such Home Loan, and the denominator of which is the appraised or stated value of the related Mortgaged Property at the time of origination of such Home Loan.

PAYMENTS ON THE HOME LOANS

     The Home Loans provide for a schedule of payments that will be, if timely paid, sufficient to amortize fully the principal balance of the related Home Loan on or before its maturity date. The scheduled monthly payment dates of the Home Loans occur throughout the month. Each Home Loan bears interest at a fixed rate (the "Home Loan Rate"). Interest on the Home Loans will accrue on an "actuarial interest" method. No Home Loan provides for deferred interest or negative amortization.

     The "actuarial interest" method provides that interest is charged and payments are due as of a scheduled day each month that is fixed at the time of origination, and payments received after a grace period following such scheduled day are subject to late charges. A scheduled payment on such a Home Loan received either earlier or later than the scheduled due date thereof will not affect the amortization schedule or the relative application of such payment to principal and interest in respect of such Home Loan.

UNDERWRITING CRITERIA

     General. The Transferor purchased the Home Loans from PSB Lending Corp. (the "Originator"). The Transferor provided the information set forth in the following paragraphs concerning the origination practices of the Originator in effect at the time of the origination of the Home Loan. None of the Depositor, the Owner Trustee, the Indenture Trustee, the Servicer, the Seller, the Underwriters or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

     Generally, the underwriting standards of the Originator placed a greater emphasis on the creditworthiness of the borrower than on the underlying collateral in evaluating the likelihood that a borrower would be able to repay the home loan. Some of the home loans that the Originator purchased through its correspondent network were re-underwritten by the Originator to assure that such home loans had been originated in accordance with the Originator's underwriting requirements.

     Generally, the home loans acquired or originated by the Originator were made to borrowers that typically have limited access to consumer financing for a variety of reasons, such as high levels of debt service-to-income, unfavorable past credit experience, insufficient home equity value, lower income or a limited credit history. With respect to these home loans, the collection of loan payments from each borrower is subject to various risks, including, without limitation, the risk that such borrower will not be able to make payments of interest and principal on the home loan and that the realizable value of the related mortgaged property will not be sufficient to repay the outstanding interest and principal owed on such home loan. The Originator used its own credit evaluation criteria to classify the borrowers of home loans by risk class. Loans were classified by the Originator into four graduations of quality designated as 'A+', 'A', 'B+' and 'B' credits. These criteria included, as a significant component, the credit bureau score (the "Credit Score") derived based on a methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating predictive default models through scoring mechanisms. The Credit Scores, which were obtained from national credit reporting organizations, are numerical representations of borrowers' estimated default probability, and generally range from a low of 350 to a high of 800. A borrower with a Credit Score of 720 or higher would be assigned the highest classification for credit quality by the Originator. Additional criteria include the borrower's debt-to-income ratio, mortgage credit history, consumer credit history, prior bankruptcies, prior foreclosures, notices of default, deeds-in-lieu of foreclosure and repossessions. The Originator believed that the most important credit characteristics were the borrower's Credit Score and debt-to-income ratio, the latter of which, generally could not exceed 45% of the borrower's gross income, but depending on certain compensating factors, could be increased to 50% of the borrower's income.

     The Originator had a credit policy that provided a number of guidelines to assist underwriters in the credit review and decision process. The Originator's underwriting guidelines provided for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt service-to-income ratio of the applicant. Income was verified through various means, including without limitation, applicant interviews, written verifications with employers, review of pay stubs or tax returns. The borrower was required to demonstrate sufficient levels of disposable income to satisfy debt repayment requirements.

     In response to changes and developments in the consumer finance area as well as the refinement of the Originator's credit evaluation methodology, the Originator's underwriting requirements for certain of the home loans changed from time to time, which in certain instances, resulted in more stringent and in other instances less stringent, underwriting requirements. Depending upon the date on which the home loans were purchased by the Transferor, such home loans included in the home loan pool were purchased by the Transferor under different underwriting requirements, and accordingly, certain home loans included in the home loan pool may be of a different credit quality and have different loan characteristics from other home loans. Furthermore, to the extent that certain home loans were purchased by the Transferor under less stringent underwriting requirements, such home loans may be more likely to experience higher rates of delinquencies, defaults and losses than those home loans purchased under more stringent underwriting requirements.

CHARACTERISTICS OF THE HOME LOANS

     The following information sets forth certain characteristics of the Home Loans expected to be included in the Trust at the Closing Date (such pool, the "Home Loan Pool"). This information, as well as other information in this prospectus supplement describing the Home Loans and the Home Loan Pool are approximate percentages based on the Original Pool Principal Balance. The "Original Pool Principal Balance" is $227,462,787.49, which is equal to the Pool Principal Balance of the Home Loans as of the Cut-Off Date.

                                HOME LOAN RATES

                                                                   AGGREGATE      PERCENT OF TOTAL
                                                    NUMBER OF      PRINCIPAL        BY AGGREGATE
RANGE OF HOME LOAN RATES (%)                        HOME LOANS      BALANCE       PRINCIPAL BALANCE
----------------------------                        ----------    ------------    -----------------
 6.501 to  7.000..................................        1       $     32,669           0.01%
 8.501 to  9.000..................................        3             57,651           0.03
 9.001 to  9.500..................................        3            143,320           0.06
 9.501 to 10.000..................................       61          2,124,101           0.93
10.001 to 10.500..................................      187          6,729,186           2.96
10.501 to 11.000..................................      321         11,223,829           4.93
11.001 to 11.500..................................      256          9,171,742           4.03
11.501 to 12.000..................................      985         35,152,570          15.45
12.001 to 12.500..................................      556         19,426,716           8.54
12.501 to 13.000..................................    1,042         37,196,205          16.35
13.001 to 13.500..................................      532         18,595,148           8.18
13.501 to 14.000..................................      966         33,868,843          14.89
14.001 to 14.500..................................      322         10,892,270           4.79
14.501 to 15.000..................................      588         19,464,710           8.56
15.001 to 15.500..................................      246          7,204,905           3.17
15.501 to 16.000..................................      301          8,549,310           3.76
16.001 to 16.500..................................       95          2,646,993           1.16
16.501 to 17.000..................................      110          2,959,765           1.30
17.001 to 17.500..................................       21            625,179           0.27
17.501 to 18.000..................................       30            858,545           0.38
18.001 to 18.500..................................        3             66,193           0.03
18.501 to 19.000..................................       16            385,092           0.17
19.001 to 19.500..................................        5             87,845           0.04
                                                      -----       ------------         ------
          Total...................................    6,650       $227,462,787         100.00%
                                                      =====       ============         ======

     The weighted average Home Loan Rate of the Home Loans as of the Cut-Off Date was approximately 13.256% per annum.

                           CURRENT PRINCIPAL BALANCES

                                                                   AGGREGATE      PERCENT OF TOTAL
              RANGE OF CUT-OFF DATE                 NUMBER OF      PRINCIPAL        BY AGGREGATE
              PRINCIPAL BALANCES ($)                HOME LOANS      BALANCE       PRINCIPAL BALANCE
              ----------------------                ----------    ------------    -----------------
    $0.00 to $25,000.00...........................    1,810       $ 36,010,150          15.83%
25,000.01 to  50,000.00...........................    4,141        149,415,051          65.69
50,000.01 to  75,000.00...........................      670         39,569,934          17.40
75,000.01 to 100,000.00...........................       29          2,467,653           1.08
                                                      -----       ------------         ------
          Total...................................    6,650       $227,462,787         100.00%
                                                      =====       ============         ======

     The average principal balance of the Home Loans as of the Cut-Off Date was approximately $34,205.

                          REMAINING TERMS TO MATURITY

                                                                   AGGREGATE      PERCENT OF TOTAL
                RANGE OF REMAINING                  NUMBER OF      PRINCIPAL        BY AGGREGATE
            TERM TO MATURITY (MONTHS)               HOME LOANS      BALANCE       PRINCIPAL BALANCE
            -------------------------               ----------    ------------    -----------------
  1 to 120........................................      622       $ 14,271,677           6.27%
121 to 180........................................    2,011         62,612,409          27.53
181 to 300........................................    4,017        150,578,701          66.20
                                                      -----       ------------         ------
          Total...................................    6,650       $227,462,787         100.00%
                                                      =====       ============         ======

     The weighted average remaining term to maturity of the Home Loans as of the Cut-Off Date was approximately 208 months.

                            GEOGRAPHIC CONCENTRATION

                                                                                    PERCENTAGE OF TOTAL
                                                 NUMBER OF         AGGREGATE           BY AGGREGATE
STATE                                            HOME LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----                                            ----------    -----------------    -------------------
Alabama........................................       94         $  2,773,856                1.22%
Alaska.........................................       90            3,369,462                1.48
Arizona........................................      312           10,530,598                4.63
Arkansas.......................................        2               68,553                0.03
California.....................................    2,416           86,054,687               37.83
Colorado.......................................      119            4,233,532                1.86
Connecticut....................................       54            1,958,554                0.86
Delaware.......................................       14              485,280                0.21
District of Columbia...........................        2               73,695                0.03
Florida........................................      610           19,258,813                8.47
Georgia........................................      227            7,302.047                3.21
Idaho..........................................       79            2,530,711                1.11
Illinois.......................................      101            3,505,734                1.54
Indiana........................................       90            3,213,828                1.41
Iowa...........................................       41            1,475,739                0.65
Kansas.........................................       36            1,158,382                0.51
Kentucky.......................................       53            1,591,188                0.70
Louisiana......................................       35            1,026,380                0.45
Maine..........................................        9              308,702                0.14
Maryland.......................................      186            6,845,933                3.01
Massachusetts..................................       42            1,499,542                0.66
Michigan.......................................       66            2,064,368                0.91
Minnesota......................................      112            3,976,334                1.75
Mississippi....................................       15              485,121                0.21
Missouri.......................................       93            2,876,294                1.26
Montana........................................       17              594,051                0.26
Nebraska.......................................       43            1,551,319                0.68
Nevada.........................................      250            8,367,204                3.68
New Hampshire..................................       38            1,445,695                0.64
New Jersey.....................................      101            3,650,003                1.60
New Mexico.....................................       34            1,143,241                0.50
New York.......................................       77            2,627,763                1.16
North Carolina.................................      140            4,708,515                2.07
North Dakota...................................        8              220,697                0.10
Ohio...........................................      156            5,079,509                2.23
Oklahoma.......................................       99            2,905,296                1.28

                                                                                    PERCENTAGE OF TOTAL
                                                 NUMBER OF         AGGREGATE           BY AGGREGATE
STATE                                            HOME LOANS    PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----                                            ----------    -----------------    -------------------
Oregon.........................................      122         $  4,205,245                1.85%
Pennsylvania...................................      130            4,499,196                1.98
Rhode Island...................................        6              201,466                0.09
South Carolina.................................        8              274,658                0.12
South Dakota...................................        8              213,410                0.09
Tennessee......................................       62            1,893,605                0.83
Utah...........................................       56            1,817,067                0.80
Vermont........................................       10              400,880                0.18
Virginia.......................................      151            4,943,561                2.17
Washington.....................................      166            5,627,152                2.47
Wisconsin......................................       44            1,632,967                0.72
West Virginia..................................       11              374,994                0.16
Wyoming........................................       15              417,962                0.18
                                                   -----         ------------             -------
                                                   6,650         $227,462,787              100.00%
                                                   =====         ============             =======

                                 CREDIT SCORES*

                                                                   AGGREGATE      PERCENT OF TOTAL
RANGE OF                                            NUMBER OF      PRINCIPAL        BY AGGREGATE
CREDIT SCORES                                       HOME LOANS      BALANCE       PRINCIPAL BALANCE
-------------                                       ----------    ------------    -----------------
801 to 820........................................       25       $    846,227           0.37%
781 to 800........................................      163          5,631,538           2.48
761 to 780........................................      354         12,107,034           5.32
741 to 760........................................      539         18,474,881           8.12
721 to 740........................................      818         28,733,330          12.63
701 to 720........................................    1,077         37,894,441          16.66
681 to 700........................................    1,086         38,120,914          16.76
661 to 680........................................      937         32,167,744          14.14
641 to 660........................................      637         20,601,850           9.06
621 to 640........................................      480         15,774,796           6.94
601 to 620........................................      306          9,723,165           4.27
581 to 600........................................      166          5,445,870           2.39
561 to 580........................................       62          1,940,996           0.85
                                                      -----       ------------         ------
          Total...................................    6,650       $227,462,787         100.00%
                                                      =====       ============         ======

---------------
* The Credit Scores referenced in this table with respect to substantially all of the Home Loans were obtained by the Transferor from one or more credit reporting agencies no more than 60 days prior to the Closing Date. With respect to the remaining Home Loans, Credit Scores were determined at the time of origination.

     The weighted average Credit Score of the Home Loans as of the Cut-Off Date was approximately 693.

                             DEBT-TO-INCOME RATIOS*

                                                                   AGGREGATE      PERCENT OF TOTAL
RANGE OF                                            NUMBER OF      PRINCIPAL        BY AGGREGATE
DEBT-TO-INCOME RATIOS                               HOME LOANS      BALANCE       PRINCIPAL BALANCE
---------------------                               ----------    ------------    -----------------
MISSING...........................................        2       $     60,135           0.03%
10.01 to 15.00....................................        8            268,736           0.12
15.01 to 20.00....................................       42          1,267,262           0.56
20.01 to 25.00....................................      258          7,944,488           3.49
25.01 to 30.00....................................      680         22,281,367           9.80
30.01 to 35.00....................................    1,223         40,998,103          18.02
35.01 to 40.00....................................    1,737         58,010,118          25.50
40.01 to 45.00....................................    2,163         75,590,563          33.23
45.01 to 50.00....................................      531         20,822,811           9.15
50.01 to 55.00....................................        3            116,942           0.05
60.01 to 65.00....................................        2             58,008           0.03
65.01 to 70.00....................................        1             44,253           0.02
                                                      -----       ------------         ------
          Total...................................    6,650       $227,462,787         100.00%
                                                      =====       ============         ======

---------------
* Determined at the time of origination of the related Home Loan.

     The weighted average debt-to-income ratio of the Home Loans as of the Cut-Off Date was approximately 38.13%.

                         COMBINED LOAN-TO-VALUE RATIOS

                                                                   AGGREGATE      PERCENT OF TOTAL
RANGE OF COMBINED                                   NUMBER OF      PRINCIPAL        BY AGGREGATE
LOAN-TO-VALUE RATIOS                                HOME LOANS      BALANCE       PRINCIPAL BALANCE
--------------------                                ----------    ------------    -----------------
50.00 and below...................................        6       $    155,511           0.07%
50.01 to 55.00....................................        1             31,520           0.01
55.01 to 60.00....................................        2             28,321           0.01
60.01 to 65.00....................................        1             33,584           0.01
65.01 to 70.00....................................        1             18,367           0.01
70.01 to 75.00....................................        5            136,926           0.06
75.01 to 80.00....................................       20            563,812           0.25
80.01 to 85.00....................................       22            580,417           0.26
85.01 to 90.00....................................       60          1,655,675           0.73
90.01 to 95.00....................................      130          3,914,198           1.72
95.01 to 100.00...................................      276          8,472,394           3.72
100.00 to 105.00..................................      393         12,880,619           5.66
105.01 to 110.00..................................      670         20,978,877           9.22
110.01 to 115.00..................................    1,084         35,280,679          15.51
115.01 to 120.00..................................    1,319         45,205,766          19.87
120.01 to 125.00..................................    2,373         85,324,696          37.51
125.01 to 130.00..................................      134          5,207,728           2.29
130.01 to 135.00..................................      147          6,814,380           3.00
135.01 to 140.00..................................        2             64,611           0.03
140.01 to 150.00..................................        2             71,785           0.03
150.01+...........................................        2             42,923           0.02
                                                      -----       ------------         ------
          Total...................................    6,650       $227,462,787         100.00%
                                                      =====       ============         ======

     The weighted average Combined Loan-to-Value Ratio of the Home Loans as of the Cut-Off Date was 116.19%.

                            MORTGAGED PROPERTY TYPES

                                                                    CUT-OFF DATE
                                                      NUMBER OF      PRINCIPAL       PERCENT OF
PROPERTY TYPE                                         HOME LOANS      BALANCE       MORTGAGE POOL
-------------                                         ----------    ------------    -------------
Single family.......................................    6,205       $214,331,241        94.23%
Condominium.........................................      298          8,390,188         3.69
PUD.................................................       95          3,341,748         1.47
Manufactured Homes..................................       24            612,714         0.27
Town Homes..........................................       16            430,049         0.19
2 Family............................................        8            253,673         0.11
3 Family............................................        3             68,946         0.03
Other...............................................        1             34,230         0.02
                                                        -----       ------------       ------
          Total.....................................    6,650       $227,462,787       100.00%
                                                        =====       ============       ======

                                OCCUPANCY TYPE*

                                                                    CUT-OFF DATE
                                                      NUMBER OF      PRINCIPAL       PERCENT OF
OCCUPANCY TYPE                                        HOME LOANS      BALANCE       MORTGAGE POOL
--------------                                        ----------    ------------    -------------
Missing.............................................        1       $     34,890         0.02%
Non-Owner Occupied..................................        2             83,900         0.04
Owner Occupied......................................    6,647        227,343,998        99.95
                                                        -----       ------------       ------
          Total.....................................    6,650       $227,462,787       100.00%
                                                        =====       ============       ======

---------------
* Based on representations of the borrowers at the time of origination.

                                 THE TRANSFEROR

GENERAL

     Bay View Bank, N.A. (the "Transferor") is a national bank, and is the largest independent bank operating exclusively in the San Francisco Bay area. The Transferor uses the deposits it attracts from the general public, together with borrowing and other sources of funds, to fund its lending and leasing activities. Most of the mortgage loans that it originates are secured by properties located in California, primarily northern California. As of September 30, 2000, the Transferor had $6.027 billion of assets, $3.7 billion of net loans and leases and $3.8 billion of deposits. The Transferor is a wholly owned subsidiary of Bay View Capital Corporation. The principal executive offices of the Transferor are located at 2121 South El Camino Real, San Mateo, California 94403.

REPURCHASE OF HOME LOANS

     The Transferor is required (i) within 60 days after discovery by the Transferor or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to a Home Loan (a "Defective Home Loan") or (ii) on or before the Determination Date next succeeding the end of such 60-day period, to repurchase such Defective Home Loan, at a price (the "Purchase Price") equal to the Principal Balance of such Defective Home Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Home Loan to and including the Due Date in the most recent Collection Period computed at the applicable Home Loan Rate. The repurchase of any Home Loan will result in accelerated principal payments on the Notes.

                                  THE SERVICER

GENERAL

     The Servicer will service the Home Loans in accordance with the terms set forth in the Sale and Servicing Agreement and will be entitled to the Servicing Fee and to certain additional servicing compensation. The Servicer may perform any of its obligations under the Sale and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the Servicer alone were servicing the Home Loans.

THE SERVICER

     Litton Loan Servicing LP (the "Servicer") provided the information set forth in the following paragraphs. None of the Depositor, the Transferor, the Owner Trustee, the Indenture Trustee, the Seller, the Underwriters or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

     The Servicer, a Delaware limited partnership, was formed in December 1996, with all of the general and limited partnership interests owned by Enhance Financial Services Group, Inc. ("EFSG"), Mortgage Guaranty Insurance Corporation and C-BASS Holding LLC. On October 1, 1998 Litton Loan Servicing, Inc. was a wholly-owned subsidiary of EFSG and transferred its business to the Servicer. From and after October 1, 1998, the Servicer has been conducting all activities formerly conducted by Litton Loan Servicing, Inc. Radian Group Inc. ("Radian") and EFSG announced on November 14, 2000 that they had entered into a definitive agreement pursuant to which Radian would acquire EFSG. The transaction, which is expected to close in the first quarter of 2001, is subject to various regulatory approvals as well as the approval of Radian and EFSG stockholders and certain conditions. The Servicer currently employs approximately 290 individuals. The main office of the Servicer is located at 5373 W. Alabama, Houston, Texas 77056. The Servicer is currently a Fannie Mae-and Freddie Mac-approved servicer and an approved FHA and VA lender with a servicing portfolio in excess of $5.159 billion. The Servicer specializes in servicing sub-performing mortgage loans and entering into workouts with the related mortgagors. Recent transactions for which the Servicer acts as servicer include C-BASS ABS, LLC 1998-1, Merrill Lynch Mortgage Investors, Inc. Series 1998-FF2, Series 1998-FF3, Series 1998-GN3, Series 1999-H1, Series 1999-H2,
Series 1999-CB1, Series 1999-CB2, Series 1999-CB4, Series 1999-NC1, Series 2000-FF1, Series 2000-CB1, New Century Mortgage Securities, Inc., Series 1999-NCC, Financial Asset Securities Corp., Series 1998-3, Series 1999-CB5, Series 2000-1, Asset Backed Funding Corporation, Series 1999-1, Series 2000-CB2, Prudential Securities Secured Financing Corporation, Series 2000-CB3, Residential Asset Funding Corporation, Series 2000-CB4 and PaineWebber Mortgage Acceptance Corporation IV, Series 2000-HE-1.

     Fitch assigned the Servicer its RSS1 residential special servicer rating on November 16, 1999. The rating is based on the Servicer's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the Servicer's sophisticated proprietary default management technology, the financial strength of its well-capitalized parent and its highly experienced management and staff.

     Fitch assigned the Servicer its RPS1 primary servicer rating for sub-prime and high loan-to-value ratio product. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the strength of the Servicer's loan administration processes including new loan set-up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan-to-value ratio product is based on the Servicer's intensive focus on early collection and loss mitigation.

     In addition, Fitch has also assigned the Servicer its Special Servicer Designation(TM) for residential mortgages.

     Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of the mortgage loans the Servicer serviced as of the dates indicated. The Servicer's portfolio of mortgage loans may differ significantly from the Home Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Home Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Home Loans. The actual delinquency experience on the Home Loans will depend, among other things, upon the value of the real estate underlying such Home Loans and the ability of the related mortgagor to make required payments. It should be noted that the Servicer's business emphasizes to a certain degree the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and the Servicer has been an active participant in the market for such servicing rights since 1997. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of the Servicer.

                   DELINQUENCY AND FORECLOSURE EXPERIENCE(1)

                            AS OF SEPTEMBER 30, 2000               AS OF DECEMBER 31, 1999
                       -----------------------------------   -----------------------------------
                                                   % BY                                  % BY
                       NO. OF     PRINCIPAL      PRINCIPAL   NO. OF     PRINCIPAL      PRINCIPAL
                       LOANS      BALANCE(2)      BALANCE    LOANS      BALANCE(2)      BALANCE
                       ------   --------------   ---------   ------   --------------   ---------
Current Loans........  48,699   $3,371,172,566      67.5%    37,105   $2,580,776,677     69.98%
Period of
  Delinquency(3)
  30 Days............   7,146   $  502,100,981      10.1%     4,638   $  323,122,291      8.76%
  60-89 Days.........   2,723   $  196,753,561       3.9%     1,886   $  133,339,006      3.62%
  90 Days or More....   3,030   $  179,919,121       3.6%     2,056   $  127,745,979      3.46%
                       ------   --------------    ------     ------   --------------    ------
Total Delinquency....  12,899   $  878,773,663      17.6%     8,580   $  584,207,276     15.84%
                       ======   ==============    ======     ======   ==============    ======
Foreclosures/
  Bankruptcy(4)......   7,883   $  613,260,143      12.3%     5,503   $  433,109,387     11.74%
Real Estate Owned....   1,938   $  128,836,135       2.6%     1,264   $   89,691,707      2.43%
                       ------   --------------    ------     ------   --------------    ------
Total Portfolio......  71,419   $4,992,042,507    100.00%    52,452   $3,687,785,047    100.00%
                       ======   ==============    ======     ======   ==============    ======

                             AS OF DECEMBER 31, 1998
                       -----------------------------------
                                                   % BY
                       NO. OF     PRINCIPAL      PRINCIPAL
                       LOANS      BALANCE(2)      BALANCE
                       ------   --------------   ---------
Current Loans........  39,063   $2,489,678,138     78.01%
Period of
  Delinquency(3)
  30 Days............   3,689   $  233,734,152      7.32%
  60-89 Days.........   1,497   $   87,944,512      2.76%
  90 Days or More....   2.578   $  121,504,523      3.81%
                       ------   --------------    ------
Total Delinquency....   7,764   $  443,183,187     13.89%
                       ======   ==============    ======
Foreclosures/
  Bankruptcy(4)......   2,780   $  197,668,255      6.19%
Real Estate Owned....   1.009   $   60,867,154      1.91%
                       ------   --------------    ------
Total Portfolio......  50.616   $3,191,396,734    100.00%
                       ======   ==============    ======

------------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure.

(3) No mortgage loan is included in this section of the table as delinquent until it is 30 days past due.

(4) Exclusive of the number of loans and principal balance shown in Period of Delinquency.

     It is unlikely that the delinquency experience of the Home Loans comprising the Home Loan Pool will correspond to the delinquency experience of the Servicer's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for the Servicer's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Home Loans comprising the Home Loan Pool will depend on the results obtained over the life of the Home Loan Pool. The Servicer does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of Home Loans. There can be no assurance that the Home Loans comprising the Home Loan Pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Home Loan Pool.

SERVICER EVENTS OF DEFAULT

     "Servicer Events of Default" will consist of, subject to applicable cure periods, without limitation: (i) any failure of the Servicer to deposit in the Collection Account any amount required to be deposited under the Sale and Servicing Agreement, which failure continues unremedied for five Business Days;
(ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement, which failure continues unremedied for a period of 30 days after notice; (iii) the loss or delinquency experience with respect to the Home Loans exceeds certain levels as specified in the Sale and Servicing Agreement; and
(iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations or the Servicer shall dissolve or liquidate, in whole or part, in any material respect.

     If a Servicer Event of Default occurs, the Indenture Trustee may, and at the direction of a majority in interest of the Noteholders, shall remove the Servicer. The Servicer may resign only in accordance with the terms of the Sale and Servicing Agreement. No removal or resignation shall become effective until
(i) the Indenture Trustee or a successor servicer acceptable to the Indenture Trustee shall have assumed the Servicer's responsibilities and obligations in accordance therewith subject to the pledge and assignment to the Servicing Rights Pledgee as described below, and (ii) each Rating Agency has confirmed that the ratings of the Notes will be unaffected by the Indenture Trustee's or successor servicer's assumption of the Servicer's responsibilities and obligations.

PLEDGE AND ASSIGNMENT OF SERVICER'S RIGHTS

     On or after the Closing Date, the Servicer will pledge and assign all of its right, title and interest in, to and under the Sale and Servicing Agreement to one or more lenders (each, a "Servicing Rights Pledgee") selected by the Servicer, including First Union National Bank, as the representative of certain lenders. In the event that a Servicer Event of Default as described above occurs, the Indenture Trustee has agreed to the appointment of the selected Servicing Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the Sale and Servicing Agreement (including being acceptable to the Rating Agencies) and that the selected Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Sale and Servicing Agreement.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Trust will issue the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-5 Notes, the Class M-1 Notes, the Class M-2 Notes, the Class B-1 Notes and the Class B-2 Notes (together, the "Notes") pursuant to the Indenture. The Class M-1, Class M-2, Class B-1 and Class B-2 Notes are referred to as the "Subordinated Notes." The Trust will also issue a Certificate (the "Certificate" and together with the Notes, the "Securities") pursuant to the Trust Agreement dated as of January 1, 2001 (the "Trust Agreement") among the Depositor and the Owner Trustee. The Notes will be secured by the assets of the Trust pursuant to the Indenture. The Certificate will represent the ownership interest in the Trust. The Certificate is not being offered hereby.

     On each Payment Date, the Indenture Trustee or its designee will pay to the persons in whose names the Notes are registered on the last day of the month immediately preceding the month of the related Payment Date (the "Record Date") the portion of the aggregate payment to be made to each Noteholder as described below. Payments on the Notes will be made to Beneficial Owners only through DTC, Clearstream or Euroclear and their respective Participants (except under certain limited circumstances).

BOOK-ENTRY AND DEFINITIVE NOTES

     The Notes will be issued in the form of beneficial interests in one or more restricted global certificates (the "Book-Entry Notes"), deposited with a custodian for The Depository Trust Company ("DTC" and, together with any successor depository selected by the Depositor, the "Depository"). The Notes will not be issued in bearer form. Beneficial interests in the Notes may be held in denominations of $25,000 or any integral multiples of $1 in excess thereof. The registered holders of the Notes are sometimes referred to in this section as "Noteholders" and the owners of beneficial interests in the Book-Entry Notes as "Note Owners."

     Book-Entry Notes. The Notes will be represented initially by one or more Book-Entry Notes and will be deposited with DTC or its custodian and registered in the name of Cede & Co., as nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Securities and Exchange Act of 1934. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as the Underwriters offering the Notes, banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Notes may be held through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe, if a Note Owner is a participant of those systems, or indirectly through organizations that are participants in those systems.

     Owners of beneficial interests in Book-Entry Notes that are not Participants or Indirect Participants of DTC who desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all distributions of principal of and interest on the Notes through Participants, as described below. It is anticipated that the only "Noteholder" of record of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Notes among Participants on whose behalf it acts with respect to the Book-Entry Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Note Owners. Accordingly, although Note Owners will not hold physical certificates for Notes represented by the Book-Entry Notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests in such Notes.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder to pledge Book-Entry Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Notes, may be limited due to the lack of a physical certificate.

     DTC has advised the Trust that, unless and until Notes are issued in registered form, it will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     DTC may discontinue providing its services as securities depositary with respect to any class of Notes at any time by giving reasonable notice to the Trustee or the Indenture Trustee, as applicable. Under these circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated Notes are required to be printed and delivered. A trust may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated Notes will be delivered to the Note Owners. See "-- Definitive Notes" below.

     The information in this section concerning DTC and DTC's book-entry system are from sources that the Depositor believes to be reliable, but the Depositor does not take any responsibility for the accuracy of this information.

     Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream, Luxembourg and Euroclear systems, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

     Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilities the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

     Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. On December 31, 2000, Euroclear Bank S.A./N.V. took over the Euroclear-related operating and banking responsibilities formerly performed by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York. Euroclear Bank S.A./N.V. currently operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear's operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear's participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

     Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.

     Transfers between direct participants will comply with DTC rules. Transfers between Clearstream's participants and Euroclear's participants will comply with their rules and operating procedures.

     DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, through the relevant European international clearing system through its depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirement, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     Except as required by law, none of the Depositor, the Trust, the Owner Trustee, the Transferor or the Indenture Trustee will have any liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Notes. The Notes will be issued in registered form to Noteholders, or their nominees, rather than to DTC, only if (i) DTC advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Indenture Trustee is unable to locate a qualified successor; (ii) the Depositor, at its sole option and with the consent of the Indenture Trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of any Indenture Event of Default, DTC, at the direction of Noteholders having a majority in interest of the Notes, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical securities being issued to Noteholders is no longer in the best interest of Noteholders. Upon issuance in registered form of physical Notes, such Notes will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and distributions.

     The holder of any Definitive Note may exchange the same in whole or in part (in an original principal amount equal to $25,000 or any integral multiple of $1 in excess thereof) for other Definitive Notes or, if such holder is entitled to hold an interest in Book-Entry Notes (subject to the rules and procedures of DTC), for a beneficial interest in Book-Entry Notes by surrendering such Definitive Note to the Indenture Trustee (and completing the form of transfer on the reverse thereof) together with any certificate or other required documentation. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

PAYMENTS

     For the definitions of certain of the defined terms used in the following subsection, see "-- Related Definitions" below.

     Available Collection Amount. Payments on the Notes on each Payment Date will be made from the Available Collection Amount. The Servicer will withdraw from the Collection Account and remit to the Indenture Trustee for deposit in the Note Payment Account the Available Collection Amount on the first Business Day prior to each Payment Date (each such day, a "Determination Date"). With respect to each Payment Date, the "Available Collection Amount" is the sum of the Interest Funds and the Principal Funds.

     Payments of Interest. Interest on the Class Principal Balance of each Class of Notes will accrue during each Accrual Period at the applicable Interest Rate set forth or described on the cover hereof and will be payable to Noteholders on each Payment Date, commencing in February 2001. The "Accrual Period" for each Class of Notes will be the calendar month preceding the month in which the related Payment Date occurs. Interest on each Class of Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

     On each Payment Date, the Interest Funds for such Payment Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

     (1) concurrently, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes, the Current Interest and any Interest Carry Forward Amount for each such Class; provided, however, that if the Interest Funds are not sufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes, such Interest Funds will be distributed pro rata among each such Class based upon the ratio of (x) the Current Interest and any Interest Carry Forward Amount for such Class to (y) the aggregate Current Interest and the aggregate Interest Carry Forward Amount for all such Classes; and

     (2) to the Class M-1 Notes, the Current Interest for such Class,

     (3) to the Class M-2 Notes, the Current Interest for such Class,

     (4) to the Class B-1 Notes, the Current Interest for such Class,

     (5) to the Class B-2 Notes, the Current Interest for such Class, and

     (6) any remainder to be distributed as described below under "-- Overcollateralization Provisions."

     The "Interest Funds" are equal to:

     (a) the sum, without duplication, of:

        (1) all scheduled interest collected during the related Collection Period less the Servicing Fee, the Indenture Trustee Fee, the Owner Trustee Fee and certain other expenses payable under the Transfer and Servicing Agreements,

        (2) all Post-Liquidation Proceeds collected during the related Collection Period (to the extent such Post-Liquidation Proceeds related to interest), and

        (3) Net Liquidation Proceeds collected during the related Collection Period (to the extent such Net Liquidation Proceeds relate to interest).

     "Current Interest," with respect to each Class of the Notes and each Payment Date, is the interest accrued at the applicable Note Rate for the applicable Accrual Period on the Class Principal Balance of such Class plus any amount previously distributed with respect to interest for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

     "Interest Carry Forward Amount," with respect to each Class of the Notes and each Payment Date, is the sum of:

     (1) the excess of:

        (a) Current Interest for such Class with respect to prior Payment Dates over

        (b) the amount actually distributed to such Class with respect to interest on such prior Payment Dates and

     (2) interest on such excess (to the extent permitted by applicable law) at the applicable Note Rate.

     Payments of Principal. On each Payment Date, the Principal Payment Amount for such Payment Date is required to be distributed as follows until such Principal Payment Amount has been fully distributed:

     (1) For each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect:

        (A) to the Class A Notes, in the order and the priorities set forth below,

        (B) to the Class M-1 Notes, until the Class Principal Balance thereof is reduced to zero,

        (C) to the Class M-2 Notes, until the Class Principal Balance thereof is reduced to zero,

        (D) to the Class B-1 Notes, until the Class Principal Balance thereof is reduced to zero,

        (E) to the Class B-2 Notes, until the Class Principal Balance thereof is reduced to zero, and

        (F) any remainder to be distributed as described under "-- Overcollateralization Provisions" below.

     (2) For each Payment Date on and after the Stepdown Date and so long as a Trigger Event is not in effect:

        (A) to the Class A Notes, the Class A Principal Payment Amount, in the order and priorities set forth below,

        (B) to the Class M-1 Notes, the Class M-1 Principal Payment Amount until the Class Principal Balance thereof is reduced to zero,

        (C) to the Class M-2 Notes, the Class M-2 Principal Payment Amount until the Class Principal Balance thereof is reduced to zero,

        (D) to the Class B-1 Notes, the Class B-1 Principal Payment Amount until the Class Principal Balance thereof is reduced to zero,

        (E) to the Class B-2 Notes, the Class B-2 Principal Payment Amount until the Class Principal Balance thereof is reduced to zero, and

        (F) any remainder to be distributed as described under "-- Overcollateralization Provisions" below.

     The Principal Payment Amount or the Class A Principal Payment Amount, as applicable, is required to be distributed to the Class A Notes sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero.

     Notwithstanding the foregoing order of priority, on any Payment Date on which the aggregate Class Principal Balances of the Class A Notes are greater than the Principal Balances of all the Home Loans, the Principal Payment Amount or the Class A Principal Payment Amount, as applicable, will be distributed among the Class A Notes pro rata and not sequentially.

     "Principal Funds" are equal to:

     (a) the sum, without duplication, of:

        (1) the scheduled principal collected during the related Collection Period,

        (2) prepayments collected in the related Collection Period,

        (3) the Principal Balance of each Home Loan that was repurchased by the Transferor,

        (4) all Net Liquidation Proceeds collected during the related Collection Period (to the extent such Net Liquidation Proceeds related to principal), and

        (5) all Post-Liquidation Proceeds collected during the related Collection Period (to the extent such Post Liquidation Proceeds related to principal).

     "Principal Payment Amount," with respect to each Payment Date, is the sum of:

     (1) the Principal Funds for such Payment Date, and

     (2) any Extra Principal Payment Amount for such Payment Date.

     "Class A Principal Payment Amount" is the excess of:

     (a) the Class Principal Balance of the Class A Notes immediately prior to such Payment Date over

     (b) the lesser of (I) 32.0% of the Principal Balances for such Payment Date of the Home Loans and (II) the Principal Balances for such Payment Date of the Home Loans less the OC Floor.

     "Class M-1 Principal Payment Amount" is the excess of:

     (1) the sum of:

        (a) the Class Principal Balance of the Class A Notes (after taking into account distributions of the Class A Principal Payment Amount for such Payment Date) and

        (b) the Class Principal Balance of the Class M-1 Notes immediately prior to such Payment Date over

     (2) the lesser of:

        (a) 52.0% of the Principal Balances for such Payment Date of the Home Loans and

        (b) the Principal Balances for such Payment Date of the Home Loans less the OC Floor.

     "Class M-2 Principal Payment Amount" is the excess of:

     (1) the sum of:

        (a) the Class Principal Balance of the Class A Notes (after taking into account distributions of the Class A Principal Payment Amount for such Payment Date),

        (b) the Class Principal Balance of the Class M-1 Notes (after taking into account distribution of the Class M-1 Principal Payment Amount for such Payment Date) and

        (c) the Class Principal Balance of the Class M-2 Notes immediately prior to such Payment Date over

     (2) the lesser of:

        (a) 66.0% of the aggregate Principal Balances for such Payment Date of the Home Loans and

        (b) the Principal Balances of the Home Loans for such Payment Date less the OC Floor.

     "Class B-1 Principal Payment Amount" is the excess of:

     (1) the sum of

        (a) the Class Principal Balance of the Class A Notes (after taking into account distributions of the Class A Principal Payment Amount for such Payment Date),

        (b) the Class Principal Balance of the Class M-1 Notes (after taking into account distribution of the Class M-1 Principal Payment Amount for such Payment Date),

        (c) the Class Principal Balance of the Class M-2 Notes (after taking into account distributions of the Class M-2 Principal Payment Amount for such Payment Date) and

        (d) the Class Principal Balance of the Class B-1 Notes immediately prior to such Payment Date over

     (2) the lesser of:

        (a) 80.0% of the Principal Balances for such Payment Date of the Home Loans and

        (b) the Principal Balances for such Payment Date of the Home Loans less the OC Floor.

     "Class B-2 Principal Payment Amount" is the excess of:

     (1) the sum of

        (a) the Class Principal Balance of the Class A Notes (after taking into account distributions of the Class A Principal Payment Amount for such Payment Date),

        (b) the Class Principal Balance of the Class M-1 Notes (after taking into account distribution of the Class M-1 Principal Payment Amount for such Payment Date),

        (c) the Class Principal Balance of the Class M-2 Notes (after taking into account distributions of the Class M-2 Principal Payment Amount for such Payment Date),

        (d) the Class Principal Balance of the Class B-1 Notes (after taking into account distributions of the Class B-1 Principal Payment Amount for such Payment Date), and

        (e) the Class Principal Balance of the Class B-2 Notes immediately prior to such Payment Date over,

     (2) the lesser of:

        (a) 85.0% of the Principal Balances for such Payment Date of the Home Loans and

        (b) the Principal Balances for such Payment Date of the Home Loans less the OC Floor,

provided, however, that after the Class Principal Balances of the Class A, Class M-1, Class M-2 and Class B-1 Notes are reduced to zero, the Class B-2 Principal Payment Amount for such Payment Date will equal 100% of the Principal Payment Amount.

     "Extra Principal Payment Amount," with respect to a Payment Date, is the lesser of:

     (1) the excess, if any, of:

        (a) the Required Overcollateralization Amount for such Payment Date over

        (b) the Overcollateralization Amount (after giving effect to distributions of principal other than any Extra Principal Payment Amount) for such Payment Date and

     (2) the Excess Cashflow for such Payment Date available therefor in the priority set forth in this prospectus supplement.

     "Excess Cashflow," with respect to any Payment Date, is the excess, if any, of the Interest Funds and Principal Funds for such Payment Date over required payments of interest and principal (excluding any Extra Principal Payment Amount) on the Notes on such Payment Date.

     "OC Floor" equals 0.50% of the sum of the Cut-Off Date Principal Balance of the Home Loans.

     "Remaining Excess Cashflow," with respect to any Payment Date, is the excess, if any, of the Excess Cashflow for such Payment Date over the portion thereof, if any, applied to the Notes pursuant to clauses (2) through (7) under the fourth paragraph under "-- Overcollateralization Provisions" below.

     "Required Overcollateralization Amount" means:

     - prior to the Stepdown Date, an amount equal to 10.00% of the Cut-Off Date Principal Balance of the Home Loans, less an amount equal to the Class Principal Balance of the Class B-2 Notes, and

     - on and after the Stepdown Date, an amount equal to 20.00% of the Principal Balances for the current Payment Date of the Home Loans, less an amount equal to the Class Principal Balance of the Class B-2 Notes, subject to a minimum amount equal to the OC Floor;

provided, however, that, if on any Payment Date, a Trigger Event has occurred, the Required Overcollateralization Amount shall be an amount equal to 30.00% of the Principal Balances for the current Payment Date of the Home Loans, less an amount equal to the Class Principal Balance of the Class B-2 Notes, subject to a minimum amount equal to the OC Floor, until the Payment Date on which a Trigger Event no longer exists.

     "Overcollateralization Amount," with respect to any Payment Date, is the excess, if any, of:

     (a) the aggregate Principal Balances for such Payment Date of the Home Loans over

     (b) the Class Principal Balance of the Notes as of such date (after taking into account the payment of principal on such Notes on such Payment
         Date).

     "Stepdown Date" is the later to occur of:

     (1) the Payment Date in February 2004 or

     (2) the first Payment Date on which the Pool Principal Balance is less than or equal to 50.0% of the Original Pool Principal Balance.

     A "Trigger Event," with respect to each Payment Date after the Stepdown Date, exists if cumulative Realized Losses exceed the corresponding percentage of the Original Pool Principal Balance set forth below for such Payment Date:

                            MONTHS FROM CUT-OFF DATE

      37-42                  11.50%
      43-48                  12.50%
      49-60                  13.50%
61 and thereafter            14.25%

RELATED DEFINITIONS

     Class Principal Balance: For each class of Notes, as of any date of determination, the balance equal to the Original Class Principal Balance thereof reduced by (i) all amounts previously paid to the Noteholders of such Class in reduction of the Class Principal Balance thereof on all previous Payment Dates and (ii), in the case of the Subordinated Notes only, any Applied Realized Loss Amounts previously applied thereto.

     Insurance Proceeds: With respect to any Payment Date and any Home Loan, the proceeds paid to the Indenture Trustee or the Servicer by any insurer pursuant to any insurance policy covering a Home Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Home Loan, net of any expenses incurred by the Indenture Trustee or the Servicer in connection with the collection of such proceeds and not otherwise reimbursed, but excluding any such proceeds that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with customary loan servicing procedures.

     Liquidated Home Loan: A defaulted Home Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earlier of: (a) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, (b) the Servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the Home Loan and any related collateral securing such Home Loan, or (c) any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

     Net Liquidation Proceeds: With respect to any Payment Date, any cash amounts received in respect of Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of REO, whole loan sale or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties related to defaulted Home Loans, in each case, net of any reimbursements to the Servicer and the Indenture Trustee made from such amounts for any unreimbursed Servicing Fees and Indenture Trustee Fees and unreimbursed Servicing Advances (including such Servicing Advances deemed to be nonrecoverable Servicing Advances) made and any other fees and expenses paid or owed to the Servicer, the Indenture Trustee or any other party in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Mortgaged Properties.

     Original Class Principal Balance: The principal balance for each class of Notes on the Closing Date.

     Post-Liquidation Proceeds: Any proceeds received by the Servicer with respect to a Home Loan after the date on which such Home Loan has become a Liquidated Home Loan.

     Released Mortgaged Property Proceeds: With respect to any Payment Date and any Home Loan, the proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, accepted servicing practices and the Sale and Servicing Agreement, less unreimbursed Servicing Fees, Indenture Trustee Fees and Servicing Advances (including such Servicing Advances deemed to be nonrecoverable with respect to such Home Loan).

     Termination Price: An amount equal to the sum of (a) the aggregate of the outstanding Class Principal Balances of the Notes plus all accrued and unpaid interest thereon at the applicable Note Rate, (b) any Servicing Compensation due and unpaid, and (c) any unreimbursed Servicing Advances, including such Servicing Advances deemed to be nonrecoverable.

OVERCOLLATERALIZATION PROVISIONS

     Credit enhancement with respect to each Class of Notes will be provided in part by overcollateralization. On the Closing Date, $227,462,787.49 aggregate principal amount of Home Loans will secure the payment of the Notes with an initial Class Principal Balance of $214,951,000. The initial Overcollateralization Amount is equal to 5.50% of the aggregate principal balance of the Home Loans as of the Cut-Off Date. The Indenture requires that the Overcollateralization Amount be increased to, and thereafter maintained at, an amount described above under "-- Payments" in the definition of "Required Overcollateralization Amount." This increase and subsequent maintenance is intended to be accomplished by the application of monthly Excess Cashflow.

     The application of monthly Excess Cashflow to reduce the Note Principal Balance on any Payment Date will have the effect of accelerating the amortization of the Notes relative to the amortization of the Home Loans and of thereby increasing the Overcollateralization Amount. The Excess Cashflow will be required to be applied as an Extra Principal Payment Amount whenever the Overcollateralization Amount is less than the Required Overcollateralization Amount. If on any Payment Date, after giving effect to any Extra Principal Payment Amount, the aggregate Class Principal Balances of the Notes exceed the Principal Balances of the Home Loans, the Class Principal Balances of the Subordinated Notes (but not the Class A Notes) will be reduced, in inverse order of seniority (beginning with the Class B-2 Notes) by an amount equal to such excess. Any such reduction is an "Applied Realized Loss Amount."

     If the Class Principal Balance of a Class of Subordinated Notes is reduced, that Class thereafter will be entitled to distributions of interest and principal only with respect to the Class Principal Balance as so reduced. On subsequent Payment Dates, however, as described below, Excess Cashflow will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such Notes in order of seniority.

     On each Payment Date, the Excess Cashflow will be required to be distributed as follows:

     (1) the Extra Principal Payment Amount, to the Notes as described under "-- Payments of Principal" above.

     (2) to the Class M-1 Notes, any Interest Carry Forward Amount for such
         Class,

     (3) to the Class M-1 Notes, any Unpaid Realized Loss Amount for such Class,

     (4) to the Class M-2 Notes, any Interest Carry Forward Amount for such
         Class,

     (5) to the Class M-2 Notes, any Unpaid Realized Loss Amount for such Class,

     (6) to the Class B-1 Notes, any Interest Carry Forward Amount for such
         Class,

     (7) to the Class B-1 Notes, the Unpaid Realized Loss Amount for such Class,

     (8) to the Class B-2 Notes, any Interest Carry Forward Amount for such Class, and

     (9) to the Class B-2 Notes, the Unpaid Realized Loss Amount for such Class.

     On each Payment Date, the Remaining Excess Cashflow will be required to be distributed to the holder of the Certificates.

     "Applied Realized Loss Amount," with respect to any Class of the Subordinated Notes and as to any Payment Date, means the sum of the Realized Losses with respect to Home Loans which have been applied in reduction of the Class Principal Balance of such Class.

     "Realized Loss" is the excess of the Principal Balance of a defaulted Home Loan over the Net Liquidation Proceeds with respect thereto that are allocated to principal.

     "Unpaid Realized Loss Amount," with respect to any Class of the Subordinated Notes and as to any Payment Date, is the excess of:

     (1) Applied Realized Loss Amounts with respect to such Class over

     (2) the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Payment Dates.

     Any amounts distributed to a Class of Subordinated Notes in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Principal Balance of such Class.

     In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on a Payment Date in the future, or in the event that an Excess Overcollateralization Amount (as defined below) otherwise exists, then any amounts relating to principal which would otherwise be distributed to the holders of the Notes on such Payment Date will instead be distributed to the holders of the Certificate (in each case as provided in the Sale and Servicing Agreement) on such Payment Date until the applicable Excess Overcollateralization Amount is reduced to zero. This has the effect of decelerating the amortization of the Notes relative to the amortization of the Home Loans, and of reducing the Overcollateralization Amount to the Required Overcollateralization Amount. With respect to any Payment Date, the excess, if any, of (a) the Overcollateralization Amount on such Payment Date over (b) the Required Overcollateralization Amount is the "Excess Overcollateralization Amount" with respect to such Payment Date.

OPTIONAL REDEMPTION

     The Servicer may effect an early redemption of the Notes and purchase of the Certificates on any Payment Date on or after which the Pool Principal Balance declines to 10% or less of the Original Pool Principal Balance by depositing with the Indenture Trustee an amount equal to the Termination Price (the first such Payment Date, the "Initial Call Date"). All such amounts will be paid first, to the Indenture Trustee for the payment of any outstanding Indenture Trustee Fees or expenses due to the Indenture Trustee under the Transfer and Servicing Agreements, second, to the Servicer for payment of outstanding Servicing Compensation, third, to the Servicer for payment of unreimbursed Servicing Advances (including such Servicing Advances deemed to be nonrecoverable), fourth, to the Noteholders in an amount equal to the aggregate of the outstanding Class Principal Balances of the Notes, plus all accrued and unpaid interest thereon at the applicable Interest Rates and fifth, to the Certificateholders. On the first Payment Date after the Initial Call Date, the Interest Rate of each Class of Notes, other than the Class A-1, Class A-2 and Class A-3 Notes, will be increased by 0.50% per annum if the early redemption is not effected.

RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT

     Events of default under the Indenture (the "Indenture Events of Default" and together with the Servicer Events of Default, the "Events of Default") will include, without limitation (i) default for a period in excess of five days in the payment of any interest on any Note or default in the payment of the entire Principal Balance of any Note on the Maturity Date; (ii) default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or the Sale and Servicing Agreement which is not eliminated or otherwise cured, for a period of 30 days after notice to the Issuer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Issuer and certain actions by the Issuer indicating insolvency, reorganization or inability to pay its obligations or if the Issuer shall dissolve or liquidate, in whole or in part, in any material respect.

     Under the Indenture, a failure to pay the full amount of the portion of the Noteholders' Current Interest within five days of the Payment Date on which such payment is due (without regard to the amount of Available Funds) will constitute an Event of Default.

     Subject to the conditions specified herein under "Description of the Transfer and Servicing Agreements -- Duties of Owner Trustee and Indenture Trustee," upon the occurrence of an Event of Default, holders of the Notes representing more than 66 2/3% of the then outstanding principal amount of Notes may exercise their remedies under the Indenture. These remedies include the right to cause accrued interest to be paid pro rata in accordance with the amount of unpaid accrued interest, and to cause principal on the outstanding Notes to be paid (either in lump sum in redemption of the Notes or from monthly collections on the Home Loans) pro rata out of remaining Available Funds, regardless of the allocation, or sequential nature, of principal payments that would otherwise apply, based upon the Principal Balances of the Notes (an "acceleration"). On each Payment Date on and after any such acceleration of the Notes, and following the reduction to zero of the Class Principal Balance of all Classes of Notes, any remaining Available Funds will be applied in repayment first, of Unpaid Interest and Unpaid Realized Loss Amounts on the Notes, and then any remaining amounts will be paid to the Certificateholders. Such remedies will also include the right to direct the Indenture Trustee's actions under the Indenture unless such right is otherwise granted to holders of the Notes after an acceleration of the Notes and to consent to the sale of the assets pledged to secure the Notes. See "Description of the Securities" in the accompanying Prospectus.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Home Loan Purchase Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "Description of the Agreements" in the Prospectus.

SALE AND ASSIGNMENT OF THE HOME LOANS

     On the Closing Date, the Seller will sell the Home Loans to the Depositor, and the Depositor will sell the Home Loans to the Trust. The Trust will, concurrently with such sale of the Home Loans, deliver or cause to be delivered the Securities to the Depositor. The Trust will pledge and assign the Home Loans to the Indenture Trustee in exchange for the Notes. Each Home Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement.

     In addition, the Depositor will, as to each Home Loan, deliver or cause to be delivered to the Indenture Trustee the related mortgage note endorsed to the order of the Indenture Trustee without recourse, any assumption and modification agreements and the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in the name of the Indenture Trustee in recordable form, and any intervening assignments of the Mortgage (each, collectively, a "Home Loan File"). Assignments of the Mortgages to the Indenture Trustee will be recorded in the real property records for those states in which such recording is deemed necessary to protect the Trust and the Indenture Trustee's interest in the Home Loans against the claims of certain creditors of the Transferor or subsequent purchasers. In these circumstances, the Transferor will deliver such assignments to the Indenture Trustee after recordation. In the event that, with respect to any Home Loan as to which recordation of the related assignment is required, the Transferor cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the conveyance thereof under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Transferor will deliver or cause to be delivered to the Indenture Trustee a certified true photocopy of such Mortgage or assignment. The Transferor will deliver or cause to be delivered to the Indenture Trustee any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Indenture Trustee will review (or cause to be reviewed) each Home Loan File within 45 days after the conveyance of the related Home Loan to the Trust to ascertain that all required documents have been executed and received.

SERVICING

     In consideration for the performance of the loan servicing functions for the Home Loans, the Servicer is entitled to a monthly fee (the "Servicing Fee") equal to 0.75% per annum (the "Servicing Fee Rate") of the Pool Principal Balance as of the first day of the Collection Period for the related Payment Date. The Servicer may retain subservicers to service certain of the Home Loans. Any such subservicer may be an affiliate of the Servicer. The Servicer will remain responsible for the servicing of any such Home Loans and will pay the fees of any subservicer out of its own funds. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, late payment charges, investment income on the amounts in the Collection Account and any other servicing-related penalties and fees (collectively, such additional compensation and Servicing Fee, the "Servicing Compensation").

     In the event of a delinquency or default with respect to a Home Loan, neither the Servicer nor any subservicer will have an obligation to advance scheduled monthly payments of principal or interest with respect to such Home Loan. However, the Servicer or any subservicer will make reasonable servicing advances with respect to the Home Loans (each, a "Servicing Advance") and will be entitled to reimbursement for Servicing Advances as described herein (including such Servicing Advances deemed to be nonrecoverable). Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and insurance. Any Servicing Advances by the Servicer or any subservicer will be netted from the Available Collection Amount prior to any payments to Noteholders, as described under "-- Collection Account and Note Payment Account" below.

COLLECTION ACCOUNT AND NOTE PAYMENT ACCOUNT

     The Servicer is required to deposit in an Eligible Account (the "Collection Account"), within two Business Days of receipt, all payments received by the Originator or the Servicer on or after the Cut-Off Date on account of principal and interest on the Home Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Home Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes and purchase of the Certificates. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Home Loans before the Cut-Off Date. The Servicer will be entitled to withdraw the Servicing Compensation, Servicing Advances and any unreimbursed Servicing Fees and Servicing Advances from the Collection Account or net such amounts prior to deposit. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution that satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement.

     Amounts on deposit in the Collection Account will be invested in Permitted Investments at the direction of the Servicer. All interest and any other investment earnings on amounts on deposit in the Collection Account will be withdrawn by the Servicer from the Collection Account as part of its Servicing Compensation.

     Any subservicer will also maintain a collection account for deposit of payments received with respect to the Home Loans being serviced by such subservicer. Such subservicer's collection account will be an Eligible Account and will satisfy requirements that are substantially similar to the requirements for the Collection Account.

     The Indenture Trustee will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the

Noteholders will be made (the "Note Payment Account"). The Indenture Trustee will be entitled to withdraw from the Note Payment Account the Indenture Trustee Fee and any reasonable out-of-pocket expenses incurred by it under the Transfer and Servicing Agreements.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, which will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

     The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor thereto. The Noteholders may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In such circumstances, the Depositor will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

     In consideration for the performance of its duties and obligations under the Transfer and Servicing Agreements, the Indenture Trustee is entitled to a monthly fee (the "Indenture Trustee Fee") equal to 0.013% per annum of the Pool Principal Balance as of the first day of the Collection Period for the related Payment Date. The Owner Trustee is entitled to a fee (the "Owner Trustee Fee"), payable annually, equal to $4,000.

     The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by the Trust for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee, in connection with the performance of its duties and obligations or the exercise of its rights under any of the Transfer and Servicing Agreements, in whatever capacity it is acting under any of such Transfer and Servicing Agreements, not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be). However, the Owner Trustee and Indenture Trustee will not be entitled to indemnification by the holder of the Certificate.

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the execution and authentication thereof), the Notes or any Home Loans or related documents, and will not be accountable for the use or application by the Certificateholder of any funds paid to the Certificateholder in respect of the Home Loans, or the investment of any monies by the Servicer of funds in the Collection Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Transfer and Servicing Agreements which failure constitutes an Event of Default, unless the Owner Trustee obtains actual knowledge of such failure.

     The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the holder of the Certificates, unless such Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the Noteholders and Indenture Trustee, no Certificateholder will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless such holder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the Holders of the Certificates have made a written request upon the Owner Trustee to institute such proceeding in its own name as the Owner Trustee thereunder and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any such proceedings.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than the execution and authentication thereof) or any Home Loans or related documents, and will not be accountable for the use or application by the Transferor, the Servicer or the Owner Trustee of any funds paid to the Transferor, the Servicer or the Owner Trustee in respect of the Notes or the Home Loans, or the investment of any monies by the Servicer of funds in the Collection Account. So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Transfer and Servicing Agreements, which failure constitutes an Event of Default under the Transfer and Servicing Agreements, unless the Indenture Trustee obtains actual knowledge of such failure.

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) Noteholders evidencing not less than 25% of the outstanding amount of each such Class of Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings. See "Description of the Notes -- Rights of Noteholders Upon Occurrence of Event of Default" herein.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     No principal payments will be made on any Class of Notes on any Payment Date until each Class of Notes having a higher principal payment priority has received all principal to which it is entitled for such Payment Date. See "Description of the Notes -- Payments" herein. As the rate of payment of principal of the Notes depends primarily on the rate and timing of payment (including prepayments) of principal on the Home Loans, final payment of any Class of Notes could occur significantly earlier than the applicable Maturity Date. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes. No prediction can be made as to the rate or timing of prepayments on the Home Loans in either stable or changing interest rate environments. Any reinvestment risk due to the rate of prepayment of the Home Loans will be borne entirely by Noteholders.

     The subordination of each Class of Notes having a lower principal payment priority to each Class of Notes having a higher principal payment priority will provide limited protection to Holders of the Notes against losses on the Home Loans. If the actual rate and amount of losses experienced on the Home Loans exceed the rate and amount of such losses anticipated by an investor, the yields to maturity (or to redemption, as described under "Description of the Notes -- Optional Redemption" herein) on such subordinate Notes may be lower than anticipated.

     Approximately 67.85% of the Home Loans have prepayment penalties. The rate of prepayment on the Home Loans cannot be accurately predicted. The prepayment experience of the Trust with respect to the Home Loans may be affected by a wide variety of factors, including, without limitation, economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on the Home Loans. Generally, however, because the Home Loans bear interest at fixed rates, and the rate of prepayment on fixed rate loans is sensitive to prevailing interests rates, if prevailing interest rates fall significantly below the interest rates on the Home Loans, the Home Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Home Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Home Loans, the rate of prepayments would be likely to decrease. No representations are made as to the particular factors that will affect the prepayment of the Home Loans, as to the relative importance of such factors, or as to the percentage of the principal balance of the Home Loan that will be paid as of any date.

     The effective yield to Noteholders will be lower than the yield otherwise produced by the applicable Interest Rate, because the payment of interest accrued during the applicable Accrual Period will not be made until the Payment Date occurring in the month following such Accrual Period. See "Description of the Notes -- Payments" herein. This delay will result in funds being paid to such Noteholders approximately 9 days after the end of the applicable Accrual Period, during which 9-day period no interest will accrue on such funds.

     The rate of principal payments on the Notes, the aggregate amount of distributions on the Notes and the yields to maturity of the Notes will be directly affected by the rate and timing of principal reductions on the Home Loans. Such principal reductions may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other disposition. On any Payment Date on or after the Payment Date on which the Pool Principal Balance declines to 10% or less of the Original Pool Principal Balance, the Servicer may effect a redemption of the Notes and purchase of the Certificates as described herein under "Description of the Notes -- Optional Redemption."

     The "weighted average life" of a Class of Notes refers to the average amount of time that will elapse from the Closing Date to the date each dollar in respect of principal of such Class is repaid. The weighted average life of each Class of Notes will be influenced by, among other factors, the rate at which principal reductions occur on the Home Loans as described herein. If substantial principal prepayments on the Home Loans are received as a result of unscheduled payments, liquidations or repurchases, payments to Noteholders due to such prepayments may significantly shorten the weighted average lives of the Notes. If the Home Loans experience delinquencies and defaults in the payment of principal, then Noteholders will experience a delay in the receipt of principal payments attributable to such delinquencies and defaults, which in certain instances may result in longer actual average weighted lives of the Notes than would otherwise be the case. Interest shortfalls on the Home Loans due to principal prepayments in full and curtailments, and any resulting shortfall in amounts payable on the Notes, will be covered to the extent of amounts available from the applicable credit enhancement. See "Risk Factors -- Potential Inadequacy of Credit Enhancement" herein.

     The weighted average life and yield to maturity of each Class of Notes will also be influenced by the amount of Excess Cashflow generated by the Home Loans and applied in reduction of the Class Principal Balances of such Notes. The level of Excess Cashflow available on any Payment Date to be applied in reduction of the Class Principal Balances of the Notes will be influenced by, among other factors:

     (1) the overcollateralization amount at such time (i.e., the extent to which interest on the Home Loans is accruing on a higher principal balance than the Class Principal Balance of the Notes),

     (2) the delinquency and default experience of the Home Loans, and

     (3) the provisions of the Sale and Servicing Agreement that permit any principal to be distributed to the Certificates (in each case as provided in the Sale and Servicing Agreement) when required overcollateralization levels have been met.

     To the extent that greater amounts of Excess Cashflow are distributed in reduction of the Class Principal Balance of a Class of Notes, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Cashflow distributed at any time or in the aggregate. See "Description of the Notes -- Overcollateralization Provisions" herein.

     The rate and timing of principal payments on the Home Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for such loans. Substantially all of the Home Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Home Loan, or (ii) such enforcement is not permitted by applicable law. In certain cases, the Servicer may, in a manner consistent with its servicing practices, simply release the lien on the existing collateral, leaving the related Home Loan unsecured. In such event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Home Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

     The rate of delinquencies and defaults on the Home Loans and of recoveries, if any, on defaulted Home Loans and foreclosed properties will affect the rate and timing of principal payments on the Home Loans, and, accordingly, the weighted average lives of the Notes, and could cause a delay in the payment of principal to the holders of Notes. Certain factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on Home Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of Home Loans. The rate of default on Home Loans with high loan-to-value ratios, or on Home Loans secured by junior liens, may be higher than that of Home Loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the Home Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing. See "The Home Loan Pool" herein. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans differ in material respects from the Home Loans and such data may not be reflective of conditions applicable to the Home Loans. No significant historical prepayment data is generally available with respect to the types of Home Loans included in the Home Loan Pool or similar types of loans, and there can be no assurance that the Home Loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the Home Loan Pool may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Home Loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Home Loan Pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a Home Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Home Loan Pool include the relative creditworthiness of the borrowers, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination substantially all of the Home Loans had combined loan-to-value ratios that approached or exceeded 100%, the related borrowers may have less opportunity to refinance the indebtedness secured by the related Mortgaged Properties, including the Home Loans, and a lower prepayment rate may result for the Home Loan Pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios less than 100%. However, the availability of credit from an increased number of lenders making loans similar to the Home Loans may result in faster rates of prepayment of the Home Loans than would otherwise be the case. In addition, any increase in the market values of Mortgaged Properties, and the resulting decrease in the combined loan-to-value ratios of the related Home Loans, may make alternative sources of financing available to the related borrowers at lower interest rates.

REINVESTMENT RISK

     During periods of falling interest rates, Noteholders may receive an increased amount of principal payments at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Notes. Conversely, during periods of rising interest rates, Noteholders are likely to receive a decreased amount of principal payments at a time when such holders may have an opportunity to reinvest such payments in investments having a yield and rating comparable to the Notes.

MATURITY DATE

     The Maturity Date of each Class of Notes is set forth in the table at the beginning of the summary. The Final Scheduled Maturity Date was determined by calculating the final Payment Date with respect to each such Class on the basis of the Modeling Assumptions that no Extra Principal Payments are made on the Notes and an assumed constant prepayment rate of 0% of CPR (as defined herein). The actual maturity of any Class of Notes may be significantly earlier than the applicable Maturity Date.

WEIGHTED AVERAGE LIVES

     Generally, greater than anticipated prepayments of principal will increase the yield on Notes purchased at a price less than par. Generally, greater than anticipated prepayments of principal will decrease the yield on Notes purchased at a price greater than par. The effect on an investor's yield due to principal payments on the Home Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Notes will also be affected by the amount and timing of delinquencies and defaults on the Home Loans and the recoveries, if any, on Home Loans and foreclosed properties.

     The following information illustrates the effect of prepayments of the Home Loans on the weighted average lives of the Notes under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Home Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Notes will be influenced by the rate at which principal of the Home Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of the Transferor).

     Prepayments on loans such as the Home Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of home loans for the life of such home loans. 30% CPR assumes a constant prepayment rate of 30% per annum. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Home Loans. The Depositor does not make any representations about the appropriateness of the CPR model.

     Modeling Assumptions. For purposes of preparing the tables below, the actual characteristics of the Home Loans as of the Cut-Off Date have been used and the following assumptions (the "Modeling Assumptions") have been made: (i) all scheduled payments on the Home Loans are timely received on the first day of each month, commencing February 1, 2001; (ii) there are no defaults, losses or delinquencies on the Home Loans; (iii) the Home Loans prepay monthly at the respective specified constant annual percentages of CPR specified in the table;
(iv) the Closing Date is January 30, 2001; (v) all principal prepayments represent prepayments in full of the Home Loans and include 30 days of interest thereon; (vi) there are no repurchases of or substitutions for the Home Loans;
(vii) no early redemption of the Notes is effected (except in the case of "Weighted Average Life with Optional Redemption"); (viii) cash distributions are received by the Noteholders on the 10th day of each month, commencing in February 2001; (ix) the aggregate expense fee rate for each Home Loan is 0.765%; and (x) the Home Loans have the approximate characteristics described below.

                WEIGHTED    REMAINING
   PRINCIPAL     AVERAGE     TERM TO
    CURRENT     MORTGAGE    MATURITY      AGE      AMORTIZATION
  BALANCE($)     RATE(%)    (MONTHS)    (MONTHS)      METHOD
  -----------   ---------   ---------   --------   ------------
      513,356   12.888158       31         29       Level Pay
      407,343   13.135312       58         29       Level Pay
    9,683,106   13.133516       89         30       Level Pay
   58,345,965   13.156378      145         30       Level Pay
   52,755,921   13.592898      202         31       Level Pay
  105,757,097   13.156846      258         30       Level Pay

     The tables on the following pages indicate the percentage of the Original Class Principal Balance of each Class of Notes that would be outstanding at each of the dates shown at the specified percentages of the Prepayment Assumption and the corresponding weighted average life of each Class of Notes. Since these tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans), there are discrepancies between the characteristics of the actual Home Loans and the characteristics of the Home Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of Class Principal Balances outstanding and weighted average lives of the Notes set forth in the tables. In addition, since the actual Home Loans have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Notes may be made earlier or later than as indicated in the tables.

                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF CPR

                                                               CLASS A-1
                                         ------------------------------------------------------
           DISTRIBUTION DATE              0%       10%     15%     20%     25%     30%     40%
           -----------------             -----    -----    ----    ----    ----    ----    ----
Initial Percentage.....................    100%     100%    100%    100%    100%    100%    100%
January 10, 2002.......................     91       69      59      48      37      26       5
January 10, 2003.......................     85       46      27      10       0       0       0
January 10, 2004.......................     79       24       1       0       0       0       0
January 10, 2005.......................     72        5       0       0       0       0       0
January 10, 2006.......................     64        0       0       0       0       0       0
January 10, 2007.......................     56        0       0       0       0       0       0
January 10, 2008.......................     45        0       0       0       0       0       0
January 10, 2009.......................     35        0       0       0       0       0       0
January 10, 2010.......................     24        0       0       0       0       0       0
January 10, 2011.......................     12        0       0       0       0       0       0
January 10, 2012.......................      0        0       0       0       0       0       0
Weighted Average Life (in years)(1)....   6.11     1.89    1.32    1.00    0.79    0.65    0.46
Weighted Average Life (in
  years)(1)(2).........................   6.11     1.89    1.32    1.00    0.79    0.65    0.46

------------
(1) The weighted average life of the Notes is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Class Principal Balance for such Class of Notes.
(2) To the Initial Call Date.

                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF CPR

                                                                 CLASS A-2
                                           ------------------------------------------------------
          DISTRIBUTION DATE                 0%       10%     15%     20%     25%     30%     40%
          -----------------                -----    -----    ----    ----    ----    ----    ----
Initial Percentage.......................    100%     100%    100%    100%    100%    100%    100%
January 10, 2002.........................    100      100     100     100     100     100     100
January 10, 2003.........................    100      100     100     100      77      22       0
January 10, 2004.........................    100      100     100      27       0       0       0
January 10, 2005.........................    100      100      40      14       0       0       0
January 10, 2006.........................    100       53      17       0       0       0       0
January 10, 2007.........................    100       31       0       0       0       0       0
January 10, 2008.........................    100       14       0       0       0       0       0
January 10, 2009.........................    100        0       0       0       0       0       0
January 10, 2010.........................    100        0       0       0       0       0       0
January 10, 2011.........................    100        0       0       0       0       0       0
January 10, 2012.........................     91        0       0       0       0       0       0
January 10, 2013.........................     43        0       0       0       0       0       0
January 10, 2014.........................     32        0       0       0       0       0       0
January 10, 2015.........................     20        2       0       0       0       0       0
January 10, 2016.........................      7        0       0       0       0       0       0
January 10, 2017.........................      0        0       0       0       0       0       0
Weighted Average Life (in years)(1)......  12.40     5.51    3.99    3.00    2.20    1.80    1.28
Weighted Average Life (in years)(1)(2)...  12.40     5.51    3.99    3.00    2.20    1.80    1.28

------------
(1) The weighted average life of the Notes is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Class Principal Balance for such Class of Notes.
(2) To the Initial Call Date.

                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF CPR

                                                                 CLASS A-3
                                           ------------------------------------------------------
          DISTRIBUTION DATE                 0%       10%     15%     20%     25%     30%     40%
          -----------------                -----    -----    ----    ----    ----    ----    ----
Initial Percentage.......................    100%     100%    100%    100%    100%    100%    100%
January 10, 2002.........................    100      100     100     100     100     100     100
January 10, 2003.........................    100      100     100     100     100     100       0
January 10, 2004.........................    100      100     100     100       0       0       0
January 10, 2005.........................    100      100     100     100       0       0       0
January 10, 2006.........................    100      100     100      51       0       0       0
January 10, 2007.........................    100      100      92       0       0       0       0
January 10, 2008.........................    100      100       0       0       0       0       0
January 10, 2009.........................    100       97       0       0       0       0       0
January 10, 2010.........................    100       20       0       0       0       0       0
January 10, 2011.........................    100        0       0       0       0       0       0
January 10, 2012.........................    100        0       0       0       0       0       0
January 10, 2013.........................    100        0       0       0       0       0       0
January 10, 2014.........................    100        0       0       0       0       0       0
January 10, 2015.........................    100        0       0       0       0       0       0
January 10, 2016.........................    100        0       0       0       0       0       0
January 10, 2017.........................     51        0       0       0       0       0       0
January 10, 2018.........................      0        0       0       0       0       0       0
Weighted Average Life (in years)(1)......  15.99     8.60    6.43    5.00    2.68    2.20    1.57
Weighted Average Life (in years)(1)(2)...  15.99     8.60    6.43    5.00    2.68    2.20    1.57

------------
(1) The weighted average life of the Notes is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Class Principal Balance for such Class of Notes.
(2) To the Initial Call Date.

                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF CPR

                                                                 CLASS A-4
                                           ------------------------------------------------------
          DISTRIBUTION DATE                 0%       10%     15%     20%     25%     30%     40%
          -----------------                -----    -----    ----    ----    ----    ----    ----
Initial Percentage.......................    100%     100%    100%    100%    100%    100%    100%
January 10, 2002.........................    100      100     100     100     100     100     100
January 10, 2003.........................    100      100     100     100     100     100       0
January 10, 2004.........................    100      100     100     100      44       0       0
January 10, 2005.........................    100      100     100     100      44       0       0
January 10, 2006.........................    100      100     100     100      44       0       0
January 10, 2007.........................    100      100     100      79      37       0       0
January 10, 2008.........................    100      100     100      47      11       0       0
January 10, 2009.........................    100      100      69      22       0       0       0
January 10, 2010.........................    100      100      44       3       0       0       0
January 10, 2011.........................    100       80      22       0       0       0       0
January 10, 2012.........................    100       54       4       0       0       0       0
January 10, 2013.........................    100       31       0       0       0       0       0
January 10, 2014.........................    100       16       0       0       0       0       0
January 10, 2015.........................    100        2       0       0       0       0       0
January 10, 2016.........................    100        0       0       0       0       0       0
January 10, 2017.........................    100        0       0       0       0       0       0
January 10, 2018.........................     83        0       0       0       0       0       0
January 10, 2019.........................     59        0       0       0       0       0       0
January 10, 2020.........................     32        0       0       0       0       0       0
January 10, 2021.........................      2        0       0       0       0       0       0
January 10, 2022.........................      0        0       0       0       0       0       0
Weighted Average Life (in years)(1)......  18.29    11.33    8.84    7.02    4.49    2.43    1.73
Weighted Average Life (in years)(1)(2)...  18.28    11.30    8.82    6.99    4.46    2.43    1.73

------------
(1) The weighted average life of the Notes is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Class Principal Balance for such Class of Notes.
(2) To the Initial Call Date.

                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF CPR

                                                                CLASS A-5
                                         --------------------------------------------------------
DISTRIBUTION DATE                         0%       10%      15%      20%     25%     30%     40%
-----------------                        -----    -----    -----    -----    ----    ----    ----
Initial Percentage.....................    100%     100%     100%     100%    100%    100%    100%
January 10, 2002.......................    100      100      100      100     100     100     100
January 10, 2003.......................    100      100      100      100     100     100      11
January 10, 2004.......................    100      100      100      100     100       0       0
January 10, 2005.......................    100      100      100      100     100       0       0
January 10, 2006.......................    100      100      100      100     100       0       0
January 10, 2007.......................    100      100      100      100     100       0       0
January 10, 2008.......................    100      100      100      100     100       0       0
January 10, 2009.......................    100      100      100      100      85       0       0
January 10, 2010.......................    100      100      100      100      59       0       0
January 10, 2011.......................    100      100      100       78      41       0       0
January 10, 2012.......................    100      100      100       56      27       0       0
January 10, 2013.......................    100      100       80       39      18       0       0
January 10, 2014.......................    100      100       62       28      12       0       0
January 10, 2015.......................    100      100       47       20       7       0       0
January 10, 2016.......................    100       82       35       14       0       0       0
January 10, 2017.......................    100       61       24        9       0       0       0
January 10, 2018.......................    100       43       16        0       0       0       0
January 10, 2019.......................    100       32       11        0       0       0       0
January 10, 2020.......................    100       22        5        0       0       0       0
January 10, 2021.......................    100       13        0        0       0       0       0
January 10, 2022.......................     37        0        0        0       0       0       0
January 10, 2023.......................      0        0        0        0       0       0       0
Weighted Average Life (in years)(1)....  20.78    17.01    14.29    11.92    9.99    2.70    1.93
Weighted Average Life (in
  years)(1)(2).........................  19.78    13.53    10.69     8.61    7.03    2.70    1.93

------------
(1) The weighted average life of the Notes is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Class Principal Balance for such Class of Notes.
(2) To the Initial Call Date.

                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF CPR

                                                               CLASS M-1
                                         ------------------------------------------------------
DISTRIBUTION DATE                         0%       10%     15%     20%     25%     30%     40%
---------------------------------------  -----    -----    ----    ----    ----    ----    ----
Initial Percentage.....................    100%     100%    100%    100%    100%    100%    100%
January 10, 2002.......................    100      100     100     100     100     100     100
January 10, 2003.......................    100      100     100     100     100     100     100
January 10, 2004.......................    100      100     100     100     100      77       0
January 10, 2005.......................    100      100      93      73      97      77       0
January 10, 2006.......................    100      100      76      56      56      75       0
January 10, 2007.......................    100       87      62      43      29      50       0
January 10, 2008.......................    100       74      49      32      21      33       0
January 10, 2009.......................    100       62      39      24      14      22       0
January 10, 2010.......................    100       52      31      18      10      14       0
January 10, 2011.......................    100       43      24      13       7       9       0
January 10, 2012.......................    100       35      19      10       5       6       0
January 10, 2013.......................     96       27      14       7       3       2       0
January 10, 2014.......................     87       22      11       5       2       0       0
January 10, 2015.......................     78       18       8       3       0       0       0
January 10, 2016.......................     68       14       6       2       0       0       0
January 10, 2017.......................     56       10       4       0       0       0       0
January 10, 2018.......................     44        7       3       0       0       0       0
January 10, 2019.......................     36        5       2       0       0       0       0
January 10, 2020.......................     28        4       0       0       0       0       0
January 10, 2021.......................     18        2       0       0       0       0       0
January 10, 2022.......................      6        0       0       0       0       0       0
January 10, 2023.......................      0        0       0       0       0       0       0
Weighted Average Life
  (in years)(1)........................  16.66    10.11    7.90    6.34    5.89    6.21    2.31
Weighted Average Life
  (in years)(1)(2).....................  16.49     9.51    7.29    5.78    5.39    5.06    2.31

------------
(1) The weighted average life of the Notes is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Class Principal Balance for such Class of Notes.
(2) To the Initial Call Date.

                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF CPR

                                                               CLASS M-2
                                        -------------------------------------------------------
DISTRIBUTION DATE                        0%       10%      15%     20%     25%     30%     40%
--------------------------------------  -----    -----    -----    ----    ----    ----    ----
Initial Percentage....................    100%     100%     100%    100%    100%    100%    100%
January 10, 2002......................    100      100      100     100     100     100     100
January 10, 2003......................    100      100      100     100     100     100     100
January 10, 2004......................    100      100      100     100     100     100      43
January 10, 2005......................    100      100       93      73      57      92      43
January 10, 2006......................    100      100       76      56      41      29      43
January 10, 2007......................    100       87       62      43      29      19      36
January 10, 2008......................    100       74       49      32      21      13      20
January 10, 2009......................    100       62       39      24      14       8      10
January 10, 2010......................    100       52       31      18      10       5       3
January 10, 2011......................    100       43       24      13       7       3       0
January 10, 2012......................    100       35       19      10       5       0       0
January 10, 2013......................     96       27       14       7       3       0       0
January 10, 2014......................     87       22       11       5       0       0       0
January 10, 2015......................     78       18        8       3       0       0       0
January 10, 2016......................     68       14        6       1       0       0       0
January 10, 2017......................     56       10        4       0       0       0       0
January 10, 2018......................     44        7        2       0       0       0       0
January 10, 2019......................     36        5        0       0       0       0       0
January 10, 2020......................     28        4        0       0       0       0       0
January 10, 2021......................     18        0        0       0       0       0       0
January 10, 2022......................      6        0        0       0       0       0       0
January 10, 2023......................      0        0        0       0       0       0       0
Weighted Average Life
  (in years)(1).......................  16.66    10.10     7.88    6.31    5.43    5.18    4.64
Weighted Average Life
  (in years)(1)(2)....................  16.49     9.51     7.29    5.76    4.94    4.76    3.43

------------
(1) The weighted average life of the Notes is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Class Principal Balance for such Class of Notes.
(2) To the Initial Call Date.

                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF CPR

                                                        CLASS B-1
                                ---------------------------------------------------------
DISTRIBUTION DATE                0%       10%      15%      20%      25%     30%     40%
-----------------               -----    -----    -----    -----    -----    ----    ----
Initial Percentage............    100%     100%     100%     100%     100%    100%    100%
January 10, 2002..............    100      100      100      100      100     100     100
January 10, 2003..............    100      100      100      100      100     100     100
January 10, 2004..............    100      100      100      100      100     100     100
January 10, 2005..............    100      100       93       73       57      43      90
January 10, 2006..............    100      100       76       56       41      29      34
January 10, 2007..............    100       87       62       43       29      19       8
January 10, 2008..............    100       74       49       32       21      13       3
January 10, 2009..............    100       62       39       24       14       8       0
January 10, 2010..............    100       52       31       18       10       5       0
January 10, 2011..............    100       43       24       13        7       1       0
January 10, 2012..............    100       35       19       10        4       0       0
January 10, 2013..............     96       27       14        7        0       0       0
January 10, 2014..............     87       22       11        5        0       0       0
January 10, 2015..............     78       18        8        1        0       0       0
January 10, 2016..............     68       14        6        0        0       0       0
January 10, 2017..............     56       10        3        0        0       0       0
January 10, 2018..............     44        7        0        0        0       0       0
January 10, 2019..............     36        5        0        0        0       0       0
January 10, 2020..............     28        2        0        0        0       0       0
January 10, 2021..............     18        0        0        0        0       0       0
January 10, 2022..............      6        0        0        0        0       0       0
January 10, 2023..............      0        0        0        0        0       0       0
Weighted Average Life (in
  years)(1)...................  16.66    10.07     7.85     6.26     5.28    4.74    4.81
Weighted Average Life (in
  years)(1)(2)................  16.49     9.51     7.29     5.76     4.83    4.35    4.21

------------
(1) The weighted average life of the Notes is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Class Principal Balance for such Class of Notes.
(2) To the Initial Call Date.

                 PERCENT OF THE INITIAL NOTE PRINCIPAL BALANCE
                      AT THE RESPECTIVE PERCENTAGES OF CPR

                                                                 CLASS B-2
                                          -------------------------------------------------------
DISTRIBUTION DATE                          0%       10%      15%     20%     25%     30%     40%
-----------------                         -----    -----    -----    ----    ----    ----    ----
Initial Percentage......................    100%     100%     100%    100%    100%    100%    100%
January 10, 2002........................    100      100      100     100     100     100     100
January 10, 2003........................    100      100      100     100     100     100     100
January 10, 2004........................    100      100      100     100     100     100     100
January 10, 2005........................    100      100       93      73      57      43      23
January 10, 2006........................    100      100       76      56      41      29      13
January 10, 2007........................    100       87       62      43      29      19       8
January 10, 2008........................    100       74       49      32      21      13       0
January 10, 2009........................    100       62       39      24      14       8       0
January 10, 2010........................    100       52       31      18      10       2       0
January 10, 2011........................    100       43       24      13       7       0       0
January 10, 2012........................    100       35       19      10       0       0       0
January 10, 2013........................     96       27       14       6       0       0       0
January 10, 2014........................     87       22       11       0       0       0       0
January 10, 2015........................     78       18        8       0       0       0       0
January 10, 2016........................     68       14        4       0       0       0       0
January 10, 2017........................     56       10        0       0       0       0       0
January 10, 2018........................     44        7        0       0       0       0       0
January 10, 2019........................     36        2        0       0       0       0       0
January 10, 2020........................     28        0        0       0       0       0       0
January 10, 2021........................     18        0        0       0       0       0       0
January 10, 2022........................      5        0        0       0       0       0       0
January 10, 2023........................      0        0        0       0       0       0       0
Weighted Average Life
  (in years)(1).........................  16.65    10.02     7.79    6.20    5.19    4.56    4.08
Weighted Average Life
  (in years)(1)(2)......................  16.49     9.51     7.29    5.75    4.78    4.21    3.83

------------
(1) The weighted average life of the Notes is determined by:
     (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date,
     (b) adding the results, and
     (c) dividing the sum by the initial respective Class Principal Balance for such Class of Notes.
(2) To the Initial Call Date.

     The paydown scenarios for the Notes set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under "Prepayment and Yield Considerations"). As a result, there can be no assurance that any of the foregoing paydown scenarios and the Modeling Assumptions on which they were made will prove to resemble the actual performance of the Home Loans and the Notes, or that the actual weighted average lives of the Notes will not vary substantially from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is not expected that the Home Loans will prepay at a constant rate or that all of the Home Loans will prepay at the same rate. Moreover, the Home Loans actually included in the Home Loan Pool, the payment experience of such Home Loans and certain other factors affecting the payments on the Notes will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the Home Loans will differ in many respects from such Modeling Assumptions. See "The Home Loan Pool" herein. To the extent that the Home Loans actually included in the Home Loan Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the Notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Brown & Wood LLP, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be a business entity classified as a corporation or taxable mortgage pool (or a publicly traded partnership) treated as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.

     Certain of the Notes may be treated as having been issued with original issue discount. As a result, holders of such Notes may be required to recognize income with respect to such Notes in advance of the receipt of cash attributable to that income. For purposes of determining the amount and rate of accrual of OID and market discount, the Trust intends to assume that there will be prepayments on the Home Loans at a rate equal to 20% CPR. No representation is made as to whether the Home Loans will prepay at the foregoing rate or any other rate. See "Prepayment and Yield Considerations -- Weighted Average Lives" herein and "Certain Federal Income Tax Considerations -- Taxation of Debt
Securities -- Interest and Acquisition Discount" in the Prospectus.

                              ERISA CONSIDERATIONS

     Except as described below, the Notes may be purchased by, on behalf of or with plan assets of a pension employee benefit or other plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, See "ERISA Considerations" in the Prospectus.

     The Notes may not be purchased with the assets of a Plan if the Transferor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Depositor has agreed to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name in the tables below:

                               COUNTRYWIDE SECURITIES
CLASS OF NOTES                      CORPORATION          BEAR, STEARNS & CO. INC.
--------------                 ----------------------    ------------------------
Class A-1....................       $ 51,859,000               $ 51,859,000
Class A-2....................       $ 14,074,500               $ 14,074,500
Class A-3....................       $  2,384,000               $  2,384,000
Class A-4....................       $  5,906,000               $  5,906,000
Class A-5....................       $  3,113,500               $  3,113,500
Class M-1....................       $ 11,373,000               $ 11,373,000
Class M-2....................       $  7,961,000               $  7,961,000
Class B-1....................       $  7,961,000               $  7,961,000
Class B-2....................       $  2,843,500               $  2,843,500
                                    ------------               ------------
          Total..............       $107,475,500               $107,475,500
                                    ============               ============

     The Depositor has been advised that the Underwriters propose initially to offer the Notes to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the Note denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the Note denomination set forth below:

                       CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4   CLASS A-5   CLASS M-1   CLASS M-2   CLASS B-1   CLASS B-2
                       ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Concessions..........   0.07500%    0.15000%    0.22500%    0.30000%    0.37500%    0.45000%    0.52500%    0.60000%    0.00000%
Reallowances.........   0.05000%    0.10000%    0.15000%    0.20000%    0.25000%    0.30000%    0.35000%    0.40000%    0.00000%

     After the initial public offering, such prices, concessions and reallowances may be changed.

     Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase such Classes of Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of such Classes of Notes.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Depositor has been advised by each Underwriter that it presently intends to make a market in the Notes; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Notes will develop or, if it does develop, that it will continue.

     The Depositor is an affiliate of Bear, Stearns & Co. Inc.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

                            LEGAL INVESTMENT MATTERS

     The Notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Notes.

     There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Notes constitute legal investments for such investors.

                                    RATINGS

     It is a condition to the issuance of the Notes that (i) the Class A Notes be rated "AAA" by each of Fitch, Inc. ("Fitch") and Standard and Poor's Ratings Services, a division of The MacGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Rating Services ("Moody's", and together with Fitch and S&P, the "Rating Agencies"), (ii) the Class M-1 Notes be rated "AA" by each of Fitch and S&P and "Aa2" by Moody's, (iii) the Class M-2 Notes be rated "A" by each of Fitch and S&P and "A2" by Moody's, (iv) the Class B-1 Notes be rated "BBB" by each of Fitch and S&P and "Baa2" by Moody's, and (v) the Class B-2 Notes will be rated "BBB-" by each of Fitch and S&P.

     The ratings on the Notes address the likelihood of the receipt by Noteholders of all payments on the Home Loans to which they are entitled. The ratings on the Notes also address the structural, legal and issuer-related aspects associated with the Notes, including the nature of the Home Loans. In general, the ratings on the Notes address credit risk and not prepayment risk. The ratings on the Notes do not represent any assessment of the likelihood that principal prepayments of the Home Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Notes do not address the possibility that Noteholders might suffer a lower than anticipated yield in the event of principal payments on the Notes resulting from rapid prepayments of the Home Loans, or in the event that the Trust is terminated prior to the applicable Maturity Dates of the Notes.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Notes.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the issuance of the Notes will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Brown & Wood LLP will also pass on certain federal income tax matters. Stroock & Stroock & Lavan LLP, New York, New York, will pass upon certain legal matters on behalf of the Underwriters. Silver, Freedman & Taff, LLP, Washington, DC, will pass upon certain legal matters on behalf of the Transferor.

                                 INDEX OF TERMS

acceleration.....................        S-38
Accrual Period...................        S-30
actuarial interest...............        S-16
Administration Agreement.........        S-15
Applied Realized Loss Amount.....        S-36
Available Collection Amount......        S-30
Book-Entry Notes.................        S-27
Certificate......................        S-27
CHLTC............................        S-15
Class A Principal Payment
  Amount.........................        S-32
Class B-1 Principal Payment
  Amount.........................        S-33
Class B-2 Principal Payment
  Amount.........................        S-33
Class M-1 Principal Payment
  Amount.........................        S-32
Class M-2 Principal Payment
  Amount.........................        S-32
clearing agency..................        S-27
clearing corporation.............        S-27
Code.............................        S-55
Collection Account...............        S-39
Combined loan-to-value-ratio.....        S-16
Constant Prepayment Rate.........        S-45
CPR..............................        S-45
Credit Score.....................        S-17
Current Interest.................        S-31
Cut-Off Date Principal Balance...        S-15
Defective Home Loan..............        S-23
Depository.......................        S-27
Determination Date...............        S-30
DTC..............................        S-27
EFSG.............................        S-23
ERISA............................         S-6
Events of Default................        S-37
Excess Cashflow..................        S-34
Excess Overcollateralization
  Amount.........................        S-37
Extra Principal Payment Amount...        S-33
FDIC.............................        S-13
Fitch............................        S-57
forward-looking statements.......        S-14
Global Securities................         A-1
Home Loan File...................        S-38
Home Loan Pool...................        S-18
Home Loan Rate...................        S-16
Home Loans.......................        S-15
Indenture Events of Default......        S-37
Indenture Trustee Fee............        S-40
Indirect Participants............        S-27
Initial Call Date................        S-37
Interest Carry Forward Amount....        S-31
Interest Funds...................        S-30
Modeling Assumptions.............        S-45
Moody's..........................        S-57
Mortgage Loan Purchase
  Agreement......................        S-15
mortgage related securities......         S-6
Note Owners......................        S-27
Note Payment Account.............        S-40
Noteholders......................        S-27
Notes............................        S-27
OC Floor.........................        S-34
Original Pool Principal
  Balance........................        S-18
Originator.......................        S-16
Overcollateralization Amount.....        S-34
Participants.....................        S-27
Plan.............................        S-55
Pool Principal Balance...........        S-15
prepayment.......................        S-45
Principal Balance................        S-15
Principal Funds..................        S-32
Principal Payment Amount.........        S-32
Purchase Price...................        S-23
Radian...........................        S-23
Rating Agencies..................        S-57
Realized Loss....................        S-36
Record Date......................        S-27
Remaining Excess Cashflow........        S-34
Required Overcollateralization
  Amount.........................        S-34
Rules............................        S-28
S&P..............................        S-57
Sale and Servicing Agreement.....        S-15
Securities.......................        S-27
Seller...........................        S-15
Servicer.........................        S-23
Servicer Events of Default.......        S-25
Servicing Fee....................        S-39
Servicing Fee Rate...............        S-39
Servicing Advance................        S-39
Servicing Compensation...........        S-39
SMMEA............................        S-57
step down........................        S-37
Stepdown Date....................        S-34
Subordinated Notes...............        S-27
Transfer and Servicing
  Agreements.....................  S-15, S-38
Transferor.......................        S-23
Trigger Event....................        S-34
Trust Agreement..................        S-27
U.S. Person......................         A-3
Underwriters.....................        S-56
Underwriting Agreement...........        S-56
Unpaid Realized Loss Amount......        S-37
weighted average life............        S-42
Weighted Average Life with
  Optional Redemption............        S-45

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC and, in the case of the Notes, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e. seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Euroclear or Clearstream and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream (in such capacity) and as DTC participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues on pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Euroclear or Clearstream purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a

Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date; (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debit will be valued instead as of the actual settlement date.

     Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

     As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Euroclear or Clearstream seller and DTC purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases, Euroclear or Clearstream will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account, would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debit in anticipation or receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants, should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Notes holding Notes through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). In Addition, Non-U.S. Persons that are Noteholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Noteholder or, in the case of a Form W-8BEN or a Form W-8ECI filer, an agent thereof, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to Noteholders who are not U.S. Persons. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Notes.

PROSPECTUS
                            ASSET-BACKED SECURITIES
                              (ISSUABLE IN SERIES)

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR

----------------------------
 CONSIDER CAREFULLY THE RISK       THE SECURITIES
 FACTORS BEGINNING ON PAGE 3
 OF THIS PROSPECTUS.               Bear Stearns Asset Backed Securities, Inc., as depositor,
                                   will sell the securities, which may be in the form of
 The securities represent          asset-backed certificates or asset-backed notes. Each issue
 obligations of the trust          of securities will have its own series designation and will
 only and do not represent         evidence either:
 an interest in or
 obligation of the                 - ownership interests in certain assets in a trust fund or depositor, the seller, the
 master servicer or any of         - debt obligations secured by certain assets in a trust
 their affiliates.                 fund.
 This prospectus may be used       Each series of securities will consist of one or more
 to offer and sell the             classes. Each class of securities will represent the
 securities only if                entitlement to a specified portion of future interest
 accompanied by a prospectus       payments and a specified portion of future principal
 supplement.                       payments on the assets in the related trust fund. In each
                                   case, the specified portion may equal from 0% to 100%. A
                                   series may include one or more classes of securities that
                                   are senior in right of payment to one or more other classes.
                                   One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified
                                   events have occurred. The related prospectus supplement will specify each of these features.
----------------------------

THE TRUST FUND AND ITS ASSETS

     As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

     - closed-end and/or revolving home equity loans secured by senior or subordinate liens on one- to four-family residential or mixed-use properties;

     - home improvement installment sales contracts and installment loan agreements that are either unsecured or secured by senior or subordinate liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements; and

     - private asset backed securities.

     Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

     No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

     Offers of the Securities are made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.

                               September 13, 2000

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Each prospectus supplement generally will include the following information with respect to the related series of securities:

     - the principal amount, interest rate and authorized denominations of each class of securities;

     - information concerning the home equity loans, home improvement contracts and/or private securities in the related trust fund;

     - information concerning the seller or sellers of the home equity loans, home improvement contracts and/or private securities and information concerning any servicer;

     - the terms of any credit enhancement with respect to particular classes of the securities;

     - information concerning other trust fund assets, including any reserve fund;

     - the final scheduled distribution date for each class of securities;

     - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

     - information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

     - particulars of the plan of distribution for the securities.

     If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Asset Securities, Inc., 245 Park Avenue, New York, New York 10167 and our telephone number is (212) 272-4095. For other means of acquiring additional information about us or a series of securities, see "The Trust Funds -- Incorporation of Certain Information by Reference" beginning on page 85 of this prospectus.

                                  RISK FACTORS

     You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

LIMITED LIQUIDITY

     No market will exist for the securities of any series before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, it might not provide you with liquidity of investment or continue for the life of the securities.

LIMITED ASSETS FOR MAKING PAYMENTS

     The securities of each series will be payable solely from the assets of the related trust fund, including any credit enhancement that may be applicable to certain classes. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related series of securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

     In addition, at the times specified in the related prospectus supplement, certain assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

     - all payments then due on the related securities have been made, and

     - any other payments specified in the related prospectus supplement have been made.

     Once released, such assets will no longer be available to make payments to securityholders.

     You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to the related trust fund or the securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor's very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

     - funds obtained from enforcing any similar obligation of the originator of the loan, or

     - monies from any reserve fund established to pay for loan repurchases.

LIMITED PROTECTION AGAINST LOSSES

     Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the related securities are paid in full. As a result, securityholders may suffer losses.

YOUR YIELDS ON THE SECURITIES MAY VARY

     The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

     - the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;

     - the method by which payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

     - if any party has an option to terminate the related trust early, the effect of the exercise of the option;

     - the rate and timing of defaults and losses on the assets in the related trust fund;

     - repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

     - in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

     All the above factors may affect the yield to maturity of the securities.

     Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the securities of the related series. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

SOME LOANS REQUIRE BALLOON PAYMENTS

     Certain of the underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (i.e., a "balloon" payment) at their stated maturity. Loans of this type involve a greater degree of risk than fully amortizing loans since the related borrower generally must be able to refinance the loan or sell the related property prior to the loan's maturity date. The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

ADJUSTABLE RATE LOANS MAY BE UNDERWRITTEN DIFFERENTLY

     A trust fund may include adjustable rate loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers' income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

PROPERTY VALUES MAY BE INSUFFICIENT

     If the home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited. The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

     - an overall decline in the residential real estate markets where the properties are located;

     - failure of borrowers to maintain their properties adequately; and

     - natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

     If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

HOME IMPROVEMENT CONTRACTS AND OTHER LOANS MAY NOT HAVE SUFFICIENT SECURITY

     A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. It may also include home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

     If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT BE STAMPED

     The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

PRE-FUNDING MAY ADVERSELY AFFECT YOUR INVESTMENT

     The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. As a result, the yield to maturity on your investment may be adversely affected.

BANKRUPTCY LAWS MAY ADVERSELY AFFECT TRUST FUND ASSETS

     The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court's permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender's secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

     Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY AFFECT TRUST FUND ASSETS

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

     In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

CONSUMER PROTECTION LAWS MAY ADVERSELY AFFECT TRUST FUND ASSETS

     The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws

     - require certain disclosures to the borrowers regarding the terms of the loans;

     - prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

     - regulate the use and reporting of information related to the borrower's credit experience; and

     - require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     Certain loans are also subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

     Certain home improvement contracts are subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

     If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO ADDITIONAL RISK

     If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

FINANCIAL INSTRUMENTS MAY NOT PERFORM AS EXPECTED

     As described under "Enhancement -- Financial Instruments," a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in such a class and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES ARE SUBJECT TO ADDITIONAL RISK

     If you invest in any class of securities that represent the "residual interest" in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

FASIT OWNERSHIP SECURITIES ARE SUBJECT TO ADDITIONAL RISK

     If you are a fully taxable domestic corporation that invests in any class of securities representing the "ownership interest" in a financial asset securitization investment trust (FASIT), you will be required to report as ordinary income your pro rata share of the FASIT's taxable income, whether or not you actually received any cash. Thus, as the holder of a FASIT ownership interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other FASIT expenses. In addition, because of their special tax treatment, your after-tax yield on a FASIT ownership interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of FASIT ownership interest securities are also restricted.

BOOK ENTRY REGISTRATION

     Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

     Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

     Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

SECURITY RATINGS ARE NOT RECOMMENDATIONS

     Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency's assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

     There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

     - any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or

     - an adverse change in the financial or other condition of a credit enhancement provider.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Bear Stearns Asset Backed Securities, Inc. (the "Depositor") will establish a trust fund (each, a "Trust Fund") for each series (a "Series") of its Asset-Backed Notes (the "Notes") and of its Asset-Backed Certificates (the "Certificates").

     Each Series of Notes will be issued pursuant to an indenture (each, an "Indenture") between the Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to that Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. If the Trust Fund includes Loans, the Trust Fund and the related servicer (the "Servicer") will also enter into a Servicing Agreement (each, a "Servicing Agreement") with respect to the Loans.

     The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the related Servicer (if the Trust Fund includes Loans) and the related Trustee A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A Series may consist of both Notes and Certificates. We refer to both Notes and Certificates in this prospectus as "Securities."

     The seller or sellers named in the related Prospectus Supplement (collectively, the "Seller"), from which the Depositor will have purchased certain of the assets included in the Trust Fund, may agree to reimburse the Depositor for certain fees and expenses that the Depositor incurs in connection with the offering of the related Securities.

     The following summaries describe certain provisions in the Pooling and Servicing Agreement or Trust Agreement, in the case of a Series of Certificates, and the Indenture and the Servicing Agreement, in the case of a Series of Notes (collectively, the "Agreements") common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of such summaries.

     Each Series of Securities will consist of one or more classes (each, a "Class"), one or more of which may be compound interest Securities, variable interest Securities, planned balance (PAC) Securities, zero coupon Securities, principal only Securities, interest only Securities or participating Securities. A Series may also include one or more Classes of subordinated Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of any conditions, applicable to a particular Class as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the distribution dates specified in the Prospectus Supplement (each, a "Distribution Date") by check mailed to holders of that Series, registered as such at the close of business on the record date (specified in the Prospectus Supplement) that is applicable to that Distribution Date at their addresses appearing on the security register (each, a "Holder"). However, payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the Prospectus Supplement. In addition final payments of principal in retirement of each Security will be made only upon presentation and surrender of the Security at the office of the related Trustee. Notice of the final payment on a Security will be mailed to the Holder of that Security before the Distribution Date on which the final principal payment is expected to be made.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the following amounts will be deposited directly into an account (each, a "Collection Account") established for a particular Series with the Trustee (or with the Servicer in the name of the Trustee):

     - all payments with respect to the Primary Assets (as defined below) for a Series, together with reinvestment income thereon;

     - amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the Prospectus Supplement as rating that Series (each, a "Rating Agency") deposited in one or more reserve funds established in the name of the Trustee (each, a "Reserve Fund"); and

     - amounts available pursuant to any other credit enhancement.

     If provided in the related Prospectus Supplement, the deposits may be net of certain amounts payable to the Servicer and any other person specified in the Prospectus Supplement. Those amounts thereafter will be deposited into the separate distribution account (each, a "Distribution Account") established for that Series and will be available to make payments on the Securities of that Series on the next Distribution Date. See "The Trust Funds -- Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

     The "Primary Assets" of each Trust Fund may include one or more pools of the following:

     - closed-end and/or revolving home equity loans (the "Mortgage Loans"), secured by senior or subordinate liens on one- to four-family residential or mixed-use properties;

     - home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"), which are either unsecured or secured generally by subordinate liens on one- to four-family residential or mixed-use properties, or by purchase money security interests in the related home improvements (the "Home Improvements"); and

     - securities (the "Private Securities") backed or secured by Mortgage Loans, Contracts and/or Home Improvement Contracts (the "Underlying Loans").

     The Mortgage Loans and the Home Improvement Contracts are collectively referred to in this prospectus as the "Loans". The residential or mixed-use properties that secure the Mortgage Loans are collectively referred to in this prospectus as the "Mortgaged Properties".

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to

     - the product of the Asset Value Percentage as set forth in the Indenture and

     - the lesser of

        (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of that Series over periods equal to the interval between payments on the Notes, and

        (b) the then-outstanding principal balance of the Primary Assets.

     Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance.

     The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agencies or a rate insured by means of a surety bond, guaranteed investment contract or reinvestment agreement or other arrangement satisfactory to the Rating Agencies. If the Assumed Reinvestment Rate is insured in this way, the related Prospectus Supplement will set forth the terms of the arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate specified, or will be entitled to receive interest payment amounts calculated in the method described, in the related Prospectus Supplement.

Interest on the interest-bearing Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual interest rates of the Loans (or Underlying Loans) included in the related Trust Fund and/or as prepayments occur with respect to the Loans (or Underlying Loans). Principal only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon Securities that is not paid on the related Distribution Date will accrue and be added to principal on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding that Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the Holders of the related Securities on which principal is then payable, to the extent set forth in the related Prospectus Supplement. The payments will be made in a total amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of the Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The "Final Scheduled Distribution Date" with respect to each Class of a Series of Notes is the date no later than which the total principal balance of that Class will be fully paid, and with respect to each Class of a Series of Certificates is the date on which the principal balance of that Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions that reduce the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund. No assurance can be given as to the actual prepayment experience with respect to a Series. See "-- Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of that Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (the "Special Redemption Date") if, as a consequence of prepayments on the related Loans (or Underlying Loans) or low yields then available for reinvestment, the entity specified in the Prospectus Supplement determines, based on assumptions set forth in the applicable Agreement, that the amount available for the payment of interest that will have accrued on those Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on those Securities to that date. In this event and as further described in the Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of that Series sufficient to cause the Available Interest Amount to equal the amount of interest that will have accrued through the designated interest accrual date for that Series of Securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer or any other entity that may be designated in the related Prospectus Supplement will have the option to redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series on any Distribution Date under the circumstances, if any, specified in the related Prospectus Supplement. Alternatively, if the Prospectus Supplement for a Series of Certificates so provides, the Depositor, the Servicer or another entity designated in the related Prospectus Supplement will have the option to cause an early termination of the Trust Fund by repurchasing all of the Primary Assets from the Trust Fund on or after a date specified in the Prospectus Supplement, or on or after such time as the total outstanding principal amount of the Certificates or Primary Assets (as specified in the Prospectus Supplement) is equal to or less than the amount or percentage specified in the Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the Prospectus Supplement. If specified in the Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended (the "Code").

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the Trust Fund for a Series is paid, whether in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each Class of Securities of the Series and the percentage of the original principal amount of each Class of Securities of the Series that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the Prospectus Supplement.

     There is, however, no assurance that prepayment of the Loans (or Underlying Loans relating to the Private Securities, as applicable) included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans (or Underlying Loans) either from time to time or over the lives of the Loans (or Underlying Loans).

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans (or Underlying Loans) for a Series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the Loans (or Underlying Loans) for a Series may have different interest rates. In addition, the weighted average life of a Class of the Securities may be affected by the varying maturities of the Loans (or Underlying Loans). If any Loans (or Underlying Loans) for a Series have actual terms to stated maturity that are less than those that were assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased by the Depositor from the Seller composed of:

     - the Primary Assets;

     - amounts available from the reinvestment of payments on the Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement;

     - any credit enhancement ("Enhancement") in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

     - any Mortgaged Property or Home Improvement that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession "REO Property"); and

     - the amount, if any, initially deposited into the Collection Account or Distribution Account(s) for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless the Prospectus Supplement indicates otherwise, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against the collateral securing that Series of Notes in the case of a default with respect to that Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure those Notes.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer (which may be the Seller) that is specified in the related Prospectus Supplement. The Servicer will service the Loans pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a Servicing Agreement between the Trust Fund and Servicer, with respect to a Series of Notes.

     If the Prospectus Supplement so provides, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the Trustee.

     Each Trust Fund, prior to the initial offering of the related Series of Securities, will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than:

     - to acquire, manage and hold the related Primary Assets and other assets contemplated in this prospectus and in the related Prospectus Supplement, and the proceeds thereof;

     - to issue the Securities;

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

     - to make payments and distributions on the Securities; and

     - to perform certain related activities.

     No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, as and to the extent the related Prospectus Supplement specifies.

THE LOANS

     Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances forming a part of the revolving loans (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Mortgage Loans") secured by mortgages, primarily on one- to four-family residential or mixed-use properties, that may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     The full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the date designated in the Prospectus Supplement as the cut-off date (the "Cut-off Date"). As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily Principal Balance of that Loan. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest-only payment option under which only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may
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

further increase the rate of prepayments of the Mortgage Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans."

     Collections on Revolving Credit Line Loans may vary for a number of reasons, including those listed below.

     - A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain Revolving Credit Line Loans (and, in more limited circumstances, Closed-End Loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

     - A borrower may make a payment that is as much as the entire Principal Balance plus accrued interest and related fees and charges during a month.

     - A borrower may fail to make the required periodic payment.

     - Collections on the Mortgage Loans may vary due to seasonal purchasing and the payment habits of borrowers.

     The Mortgage Loans will be secured by "Single Family Properties" (i.e., one- to four-family residential housing, including condominium units and cooperative dwelling units) and mixed-use properties. Mixed-use properties will consist of structures of no more than three stories that include one-to four-residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Single Family Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

     The aggregate Principal Balance of Loans secured by Single Family Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either

     - a representation by the borrower at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or

     - a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records.

     To the extent specified in the related Prospectus Supplement, Single Family Properties may include non-owner occupied investment properties and vacation and second homes.

     Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by senior or junior Mortgages primarily on Single Family Properties, or by purchase money security interests in the related Home Improvements. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As used in this prospectus, the term "Property" includes the Mortgaged Properties and the Home Improvements.

     Additional Information. The selection criteria that will apply with respect to the Loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Loans for a Series may include Loans that do not amortize their entire Principal Balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining Principal Balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

     The Loans will be conventional contracts or contracts insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

     The insurance premiums for Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Loan to HUD. With respect to a defaulted FHA-insured Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the borrower's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Loan and HUD must have rejected any request for relief from the borrower before the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Loan will be obligated to purchase any such debenture issued in satisfaction of a Loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA-guaranteed Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the Mortgaged Property.

     The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant:

     - the aggregate unpaid Principal Balance of the Loans;

     - the range and weighted average interest rates on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

     - the range and average Principal Balance of the Loans;

     - the weighted average original and remaining terms to stated maturity of the Loans and the range of original and remaining terms to stated maturity, if applicable;

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

     - the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the Loans, as applicable;

     - the percentage (by Principal Balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates;

     - any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans;

     - the percentage (by Principal Balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements or that are unsecured;

     - the geographic distribution of any Mortgaged Properties securing the Loans;

     - for Loans that are secured by Single Family Properties, the percentage (by Principal Balance as of the Cut-off Date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

     - the lien priority of the Loans;

     - the delinquency status and year of origination of the Loans;

     - whether such Loans are Closed-End Loans and/or Revolving Credit Line Loans; and

     - in the case of Revolving Credit Line Loans, the general payments and credit line terms of those Loans and other pertinent features.

     The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

     If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, more general or approximate information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities that include:

     - pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or

     - collateralized obligations secured by Underlying Loans.

The pass-through certificates or collateralized obligations will have previously been

     - offered and distributed to the public pursuant to an effective registration statement, or

     - purchased in a transaction not involving any public offering from a person that is not an affiliate of the issuer of the Private Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Securities were acquired from the issuer or from its affiliate, whichever is later.

     Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Securities themselves will not be insured or guaranteed.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (each, a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the "PS Sponsor") will be

     - a financial institution or other entity engaged generally in the business of lending;

     - a public agency or instrumentality of a state, local or federal government; or

     - a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts.

     If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor generally will be limited to certain representations and warranties that it makes with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The Underlying Loans will be secured by mortgages on Mortgaged Properties.

     Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify, to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable:

     - the total approximate principal amount and type of the Private Securities to be included in the Trust Fund for that Series;

     - certain characteristics of the Underlying Loans, including

        (a) the payment features of the Underlying Loans (i.e., whether they are Closed-End Loans and/or Revolving Credit Line Loans, whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features);

        (b) the approximate aggregate Principal Balance, if known, of the Underlying Loans insured or guaranteed by a governmental entity;

        (c)  the servicing fee or range of servicing fees for the Underlying
             Loans;

        (d) the minimum and maximum stated maturities of the Underlying Loans at origination;

        (e)  the lien priority of the Underlying Loans; and

        (f) the delinquency status and year of origination of such Underlying Loans;

     - the maximum original term to stated maturity of the Private Securities;

     - the weighted average term to stated maturity of the Private Securities;

     - the pass-through or certificate rate or range of rates for the Private Securities;

     - the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for the Private Securities;

     - certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the Underlying Loans or to the Private Securities themselves;

     - the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and

     - the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

     The above disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement. If information of the nature described above for the Private Securities is not known to the Depositor at the time the Securities are initially offered, more general or approximate information of a similar nature will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the SEC within 15 days of the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee, or the Servicer in the name of the Trustee, for each Series of Securities for receipt of any cash specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited into the applicable Distribution Account, which will also be established by the applicable Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the applicable Trustee will invest the funds in the Collection Account and the Distribution Account(s) in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited into the Distribution Account(s) or otherwise distributed and, in the case of funds in the Distribution Account(s), than the day preceding the next Distribution Date for the related Series of Securities.

     "Eligible Investments" include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the Rating Agencies.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the Closing Date for the Series, a portion of the proceeds of the sale of the related Securities (such amount, the "Pre-Funded Amount") will be deposited into the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time specified in the related Prospectus Supplement (the "Pre-Funding Period"). In no case will the Pre-Funded Amount exceed 50% of the total principal amount of the related Securities, and in no case will the Pre-Funding Period exceed one year. The Primary Assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial Primary Assets, and the same representations and warranties will be made with respect to them. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the Closing Date for the Series, a portion of the proceeds of the sale of the Securities of the Series will be deposited into the Capitalized Interest Account and used to fund the excess, if any, of

     - the sum of

         (i) the amount of interest accrued on the Securities of the Series and

        (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period,

                                      over

     - the amount of interest available from the Primary Assets in the Trust
       Fund.

     Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

                                  ENHANCEMENT

     If so provided in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain a security policy, issue subordinated securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of the Series from an institution or by other means acceptable to the Rating Agencies. The Enhancement will support the payment of principal of and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the Prospectus Supplement. Enhancement for a Series may include one or more of the forms described below, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described in that Prospectus Supplement.

SUBORDINATED SECURITIES

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of subordinated Securities. The rights of the Holders of subordinated Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of senior Securities of the same Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Depositor will obtain a pool insurance policy (the "Pool Insurance Policy") for the Loans in the related Trust Fund. The Pool Insurance Policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the Principal Balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

      (i) the cost of repair or replacement of the Property, or

     (ii) upon transfer of the Property to the special hazard insurer, the unpaid Principal Balance of the Loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to the Property.

     If the unpaid Principal Balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. Any amount paid as the cost of repair of the Property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the Property with the proceeds described under clause (i) in the second previous paragraph is expected to satisfy the condition under any Pool Insurance Policy that the Property be restored before a claim under the Pool Insurance Policy may be validly presented with respect to the defaulted Loan secured by the Property. The payment described under clause (ii) in the second previous paragraph will render unnecessary presentation of a claim in respect of the Loan under any Pool Insurance Policy. Therefore, so long as a Pool Insurance Policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid Principal Balance of the related Loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and Pool Insurance Policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then-outstanding Principal Balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the Principal Balance of the Loan exceeds the value assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of the Loans" in this prospectus. If the related Prospectus Supplement so provides, the Depositor or other entity specified in the Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the Prospectus Supplement for all Loans in the Trust Fund for the related Series. Such amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

     If the Prospectus Supplement relating to a Series of Securities so specifies, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for that Series or for the benefit of any provider of Enhancement with respect to that Series (each, a "Reserve Fund") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agencies in the amount specified in such Prospectus Supplement. In the alternative or in addition to such an initial deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for the Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the applicable Trustee to make payments on the Securities of the related Series, to pay expenses, to reimburse any provider of Enhancement for the Series or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited into a Reserve Fund will be invested by the applicable Trustee in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If provided in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies pursuant to which the entity will provide certain payments on the Securities of the Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for the Series are not sufficient to make certain payments on the Securities of the Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

     If specified in a Prospectus Supplement, the Depositor and the applicable Trustee for such Series of Securities will enter into a deposit agreement with the entity specified in such Prospectus Supplement on or before the sale of the related Series of Securities. The purpose of a deposit agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

FINANCIAL INSTRUMENTS

     If provided in the related Prospectus Supplement, the Trust Fund may include one or more financial instruments that are intended to meet the following goals:

     - to convert the payments on some or all of the Loans and Private Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     - to provide payments if any index rises above or falls below specified levels; or

     - to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more Classes of the related Series.

     If a Trust Fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

     The related Prospectus Supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans comprising the Primary Assets in a Trust Fund will be provided by the Servicer directly, pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on a Loan.

     If the related Prospectus Supplement so provides, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts (each, an "Escrow Account") with respect to Loans in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance policy premiums, and other comparable items will be deposited. In the case of Loans that do not require such payments under the related loan documents, the Servicer will not be required to establish any Escrow Account for those Loans. The Servicer will make withdrawals from the Escrow Accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the related Property and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless the related Prospectus Supplement specifies otherwise, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless the related Prospectus Supplement provides otherwise, the Collection Account will be an account maintained

     - at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each Rating Agency that rates the related the Securities of that Series at levels satisfactory to each Rating Agency; or

     - in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or that are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series, on the business day following the Closing Date, all scheduled payments of principal and interest on the Primary Assets ("Scheduled Payments") due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before the Cut-off Date):

       (i) All payments in respect of principal, including prepayments, on the Primary Assets;

      (ii) All payments in respect of interest on the Primary Assets after deducting therefrom, at the discretion of the Servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement), the fee payable to the Servicer (the "Servicing Fee") in respect of such Primary Assets;

      (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or the related Property, whether through foreclosure sale, repossession or otherwise, including payments in connection with the Primary Assets received from the borrower, other than amounts required to be paid or refunded to the borrower pursuant to the terms of the applicable loan documents or otherwise pursuant to law, net of related liquidation expenses (such net amount, the "Liquidation Proceeds"), exclusive of, in the discretion of the Servicer (but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement), the Servicing Fee, if any, in respect of the related Primary Asset;

      (iv) All proceeds under any title insurance, hazard insurance policy or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the borrower in accordance with the related Agreement;

       (v) All amounts required to be deposited therein from any Reserve Fund for the Series pursuant to the related Agreement;

      (vi) All advances of cash made by the Servicer in respect of delinquent Scheduled Payments on a Loan and for any other purpose as required pursuant to the related Agreement ("Advances"); and

      (vii) All repurchase prices of any Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

       (i) to reimburse itself for Advances made by it in connection with that Series pursuant to the related Agreement; provided, that the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related Loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of Scheduled Payments with respect to which the Advance was made;

      (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances that it made in connection with the Series which the Servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or Insurance Proceeds;

      (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited into the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the Principal Balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for the Loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

      (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or other recovery, to the extent permitted by the related Agreement;

       (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

      (vi) to pay to the applicable person with respect to each Primary Asset or related REO Property that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

     (vii) to make payments to the Trustee of the Series for deposit into the related Distribution Account, if any, or for remittance to the Holders of the Series in the amounts and in the manner provided for in the related Agreement; and

     (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits into the Collection Account for a Series any amount not required to be deposited therein, the Servicer may, at any time, withdraw the amount from the Collection Account.

ADVANCES AND LIMITATIONS ON ADVANCES

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances. Its obligation to make Advances may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans that represent late recoveries of Scheduled Payments, Insurance Proceeds or Liquidation Proceeds respecting which any Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account(s), as the case may be, or from a specified Reserve Fund, as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain (or to cause the borrower under each Loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to the Property, to the extent available.

     The standard hazard insurance policies covering Properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including any improvements on the Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (i.e., replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as their Principal Balances decrease, and since the value of the Properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damage to the affected Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding Principal Balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

     Any amounts collected by the Servicer under any those insurance policies (other than amounts to be applied to the restoration or repair of the Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited into the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that
(i) such restoration or foreclosure will increase the Liquidation Proceeds of the related Loan available to the Holders after reimbursement to itself for its expenses and (ii) its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any REO Property by

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

the end of the third calendar year after the Trust Fund acquires beneficial ownership of the REO Property. While the holder of an REO Property can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the borrower on a defaulted Loan a change in the terms of such Loan to the extent provided in the related Prospectus Supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meets the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related Loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom the Property has been or is about to be conveyed. Under the assumption, the transferee of the Property becomes liable under the Loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic Servicing Fee in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of each applicable Trustee and independent accountants, payment of Security Policy and insurance policy premiums, if applicable, and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When a borrower makes a principal prepayment in full between due dates on the related Loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Securities of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the applicable Trustee for deposit into the related Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the total amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of the Servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the

Servicer's expenses, are less than the Principal Balance of and unpaid interest on the related Loan that would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO Property. This right of reimbursement is prior to the rights of the Holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer generally is also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of Securities of the Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that the firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for (i) such exceptions as the firm believes to be immaterial and (ii) any other exceptions set forth in the statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement will also provide for delivery to the Trustee of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     If an Event of Default (defined below) occurs under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, the Events of Default and the rights of a Trustee upon a default under the Agreement for the related Series will be substantially similar to those described under "The Agreements -- Events of Default; Rights upon Event of Default -- Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

     Unless otherwise specified in the Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement unless the successor Servicer accepting such assignment or delegation

     - services similar loans in the ordinary course of its business;

     - is reasonably satisfactory to the Trustee;

     - has a net worth of not less than the amount specified in the Prospectus Supplement;

     - would not cause any Rating Agency's rating of the related Securities in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

     - executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, that contains an assumption by the successor Servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the Servicer under the Agreement from and after the date of the agreement.

     No assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its
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

obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the Agreement provided that the successor or surviving entity meets the requirements for a successor Servicer set forth above.

     Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer nor any director, officer, employee or agent of the Servicer will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment. However, neither the Servicer nor any such person will be protected against any breach of warranty or representations made under the Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the Agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the Agreement or by reason of reckless disregard of those obligations and duties. In addition, the Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Agreement that, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the related Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date (except for any retained interests). The Trustee will, concurrently with the assignment, execute and deliver the Securities.

     Assignment of Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or, if specified in the Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian")), as to each Mortgage Loan, the related note endorsed without recourse to the order of the Trustee or in blank, the original mortgage, deed of trust or other security instrument (each, a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office), and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold those documents in trust for the benefit of the Holders.

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

     If so specified in the related Prospectus Supplement, at the time of issuance of the Securities, the Depositor will cause assignments to the Trustee of the Mortgages relating to the Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, recording is not required to protect the Trustee's interest in the related Loans. If specified in the Prospectus Supplement, the Depositor will cause the assignments to be recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement. In this event, the Prospectus Supplement will specify whether the Agreement requires the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Assignment of Home Improvement Contracts. Unless otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or the Custodian), as to each Home Improvement Contract, the original Home Improvement Contract and copies of related documents and instruments and, other than in the case of unsecured Home Improvement Contracts, the security interest in the related Home Improvements. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Holders in the Home Improvement Contracts could be defeated. See "Certain Legal Aspects of the
Loans -- The Home Improvement Contracts" in this prospectus.

     Loan Schedule. Each Loan will be identified in a schedule appearing as an exhibit to the related and will specify with respect to each Loan:

     - the original principal amount,

     - its unpaid Principal Balance as of the Cut-off Date,

     - the current interest rate,

     - the current Scheduled Payment of principal and interest,

     - the maturity date, if any, of the related note, and

     - if the Loan is an adjustable rate Loan, the lifetime rate cap, if any, and the current index.

     Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the PS Trustee (or its nominee or correspondent). The PS Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the PS Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "The Trust Funds -- Private Securities" in this prospectus. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify the original principal amount, Principal Balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the PS Trustee regarding the Private Securities that:

     - the information contained in the Private Securities schedule is true and correct in all material respects;

     - immediately prior to the conveyance of the Private Securities, the Depositor had good title, and was their sole owner (subject to any retained interest);

     - there has been no other sale by the Private Securities; and

     - there is no existing lien, charge, security interest or other encumbrance (other than any retained interest) on the Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee, within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date), to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, (or within any other period specified in the related Prospectus Supplement), the Depositor or Seller will, not later than 90 days (or within such any period specified in the related Prospectus Supplement), after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee. Unless otherwise specified in the related Prospectus Supplement, the repurchase shall be effected at a price equal to the:

     (a) the lesser of

         (i) the Principal Balance of the Primary Asset, and

        (ii) the Trust Fund's federal income tax basis in the Primary Asset;

                                      plus

     (b) accrued and unpaid interest to the date of the next Scheduled Payment on the Primary Asset at the rate set forth in the related Agreement;

provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis, if the repurchase at a price equal to the Principal Balance of the repurchased Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove the non-conforming Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset"); provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will, on the date of substitution,

     - have a Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Principal Balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders),

     - have an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset,

     - have a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset; and

     - comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.
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

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or the other entity will be obligated to repurchase the affected Primary Asset or, if provided in the Prospectus Supplement, provide a Qualifying Substitute Primary Asset, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or Seller of the non-conforming Primary Assets. See "Risk Factors -- Limited Assets for Making Payments" in this prospectus.

     No Holder of Securities of a Series, solely by virtue of the Holder's status as a Holder, will have any right under the applicable Agreement to institute any proceeding with respect to Agreement, unless Holder previously has given to the Trustee for the Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities of the Series have made written request upon the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

     The applicable Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

       (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of the Securities following the distribution;

      (ii) the amount of interest distributed to Holders of the related Securities and the current interest on the Securities;

     (iii) the amount of

       (a) any overdue accrued interest included in such distribution,

       (b) any remaining overdue accrued interest with respect to the Securities, or

       (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

      (iv) the amount of

       (a) any overdue payments of scheduled principal included in the distribution,

       (b) any remaining overdue principal amounts with respect to the Securities,

       (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or

       (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the Securities;

       (v) the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

      (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

     (vii) the book value of any REO Property acquired by the related Trust Fund; and

     (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year, the applicable Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during the calendar year:

     - the total of the amounts reported pursuant to clauses (i), (ii) and
       (iv)(d) above for the calendar year, and

     - the information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the Securities.

     Information in the Distribution Date Statements and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to its servicing of the Loans. See "Servicing of Loans -- Evidence as to Compliance" in this prospectus.

     If so specified in the Prospectus Supplement, the related Series of Securities (or one or more Classes of the Series) will be issued in book-entry form. In that event, owners of beneficial interests in those Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee that is the registered holder of the global certificate that evidences such book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include

     - any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account(s) to enable the Trustee to distribute to Holders of Securities of the Series any required payment, provided that this failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders having not less than 25% of the total voting rights of the Series;

     - any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement provided that this failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders having not less than 25% of the total voting rights of the of the Series; and

     - certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee or Holders of Securities of the Series having not less than 51% of the total voting rights of the Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of Securities of the Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities having not less than 51% of the total voting rights of the Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the Trustee as a result. The Trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture for each Series of Notes include:

     - a default for thirty (30) days or more in the payment of any principal of or interest on any Note of the Series;

     - failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related Prospectus Supplement;

     - any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such Series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related Prospectus Supplement;

     - certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; and

     - any other Event of Default specified with respect to Notes of that Series.

     If an Event of Default with respect to the then-outstanding Notes of any Series occurs and is continuing, either the Indenture Trustee or the Holders of a majority of the total amount of those Notes may declare the principal amount of all the Notes of the Series (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the related Prospectus Supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the Holders of a majority of the total amount of those Notes.

     If, following an Event of Default with respect to any Series of Notes, the related Notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default

(other than a default in the payment of any principal of or interest on any Note of the Series for thirty (30) days or more), unless:

     (a) the Holders of 100% of the total amount of the then-outstanding Notes of the Series consent to such sale;

     (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of sale; or

     (c) the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66K% of the total amount of the then-outstanding Notes of the Series.

     In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an Event of Default of this type, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event that the principal of the Notes of a Series is declared due and payable as described above, Holders of the Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those Notes less the amount of the discount that remains unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes of the Series, unless the Holders offer security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of amount of the then-outstanding Notes of the Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to those Notes, and the Holders of a majority of the amount of the amount of the then-outstanding Notes of the Series may, in certain cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of affected thereby.

THE TRUSTEES

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee or Indenture Trustee, as the case may be, for each Series of Securities will be set forth in the related Prospectus Supplement. Entities serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each Trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Agreement will be conferred or imposed upon that Trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and

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

obligations of the Trustee conferred on them by their appointment; provided, however, that the Trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF TRUSTEES

     No Trustee will make any representations as to the validity or sufficiency of the related Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the applicable Trustee will be required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

     Each Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no Trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related Holders in an Event of Default. No Trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

     Each Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. Each Trustee may also be removed at any time (i) if that Trustee ceases to be eligible to continue as such under the related Agreement, (ii) if that Trustee becomes insolvent or
(iii) by the Holders of Securities having more than over 50% of the total voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until the successor Trustee accepts its appointment.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee, without notice to or consent of the Holders

      (i) to cure any ambiguity,

     (ii) to correct any defective provisions or to correct or supplement any provision therein,

    (iii) to add to the duties of the Depositor, the applicable Trustee or the Servicer,

     (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement,

      (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Depositor, the Seller, the Servicer or any Trustee is obligated to maintain or improve such rating), or

     (vi) to comply with any requirements imposed by the Code;

provided, however, that any such amendment (other than pursuant to clause (vi) above) will not adversely affect in any material respect the interests of any Holders of the Series, as evidenced by an opinion of

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

counsel delivered to the Trustee. Unless otherwise specified in the Prospectus Supplement, any such amendment shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each applicable Rating Agency rating that the amendment will not cause the Rating Agency to reduce its then-current rating.

     Unless otherwise specified in the Prospectus Supplement, each Agreement for each Series may also be amended by the applicable Trustee, the Servicer, if applicable, and the Depositor with the consent of the Holders possessing not less than 66K% of the total outstanding principal amount of the Securities of the Series (or, if only certain Classes are affected by the amendment, 66K% of the total outstanding principal amount of each affected Class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or modifying in any manner the rights of Holders of the Series. In no event, however, shall any such amendment

     (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of the Security; or

     (b) reduce the aforesaid percentage of the total outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment, without the consent of the Holders of 100% of the total outstanding principal amount of each affected Class.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, (which request is accompanied by a copy of the communication such Holders propose to transmit), the Trustee will afford them access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

     If specified in the related Prospectus Supplement for a Series of Securities, the Securities (or one or more Classes of the Securities) may be issued in book-entry form. In that event, beneficial owners of those Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to the Agreement under the circumstances described in the related Prospectus Supplement. See "Description of the Securities -- Optional Redemption, Purchase or Termination" in this prospectus.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for

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

cancellation of all the Notes of that Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of the Series.

     In addition to such discharge with certain limitations, if so specified with respect to the Notes of any Series, the Indenture will provide that the related Trust Fund will be discharged from any and all obligations in respect of the Notes of that Series (except for certain obligations relating to temporary Notes and exchange of Notes, registration of the transfer or exchange of those Notes, replacing stolen, lost or mutilated Notes, to, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on those Notes on the Final Scheduled Distribution Date for the Notes and any installment of interest on the Notes in accordance with the terms of the Indenture and the Notes. In the event of any such defeasance and discharge of Notes of a Series, Holders of Notes of that Series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their Notes until maturity.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because certain legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or reflect the laws of any particular state, or encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

     The Loans for a Series will, and certain Home Improvement Contracts for a Series may, be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

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

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party

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

purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty Insurance Proceeds.

ENVIRONMENTAL RISKS

     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the Loans. The failure to comply with such laws and regulations may result in fines and penalties.

     Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

     In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. Under CERCLA, such a lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (the "SWDA") provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

     A regulation promulgated by the U.S. Environmental Protection Agency (the "EPA") in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The

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

rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of the SWDA. That regulation has not been struck down.

     On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and the SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, the ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

     Generally, the ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender (i) exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or (ii) exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance. The ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

     The ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

     The ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the Trust Fund does in connection with the Mortgage Loans and the Home Improvement Contracts.

     If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, such persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the Loans would be imposed on the Trust Fund, and thus occasion a loss to the Holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of
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

foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The Mortgage Loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore of the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a
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

personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the federal bankruptcy code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a chapter 11 case under the federal bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The bankruptcy code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or

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

litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on

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

prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

     Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

  General

     The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (the "UCC") in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the Home Improvement Contracts to the Trustee or Custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

  Security Interests in Home Improvements

     The Home Improvement Contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

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

  Enforcement of Security Interest in Home Improvements

     So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgement.

  Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

  Applicability of Usury Laws

     Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The Loans may also consist of installment sales contracts. Under an installment sales contract (each, an "Installment Sales Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this

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

section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor any Trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the Holders of the related Securities. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans (or Underlying Loans), included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of the Series that is entitled to receive interest in respect of such Loans (or Underlying Loans) in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans (or Underlying Loans) had the interest shortfall not occurred.

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

                                 THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware in June 1995, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor's principal executive offices are located at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-4095.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities"). The Depositor Securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates, (or participations or certificates of participation or beneficial ownership in one or more pools of receivables), and the proceeds of the foregoing, that arise in connection with loans secured by certain first or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness, In connection therewith or otherwise, the depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:

     - to purchase the related Primary Assets,

     - to repay indebtedness incurred to obtain funds to acquire such Primary Assets,

     - to establish any Reserve Funds described in the related Prospectus Supplement and

     - to pay costs of structuring and issuing the Securities, including the costs of obtaining any Enhancement.

If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on the opinion of Brown & Wood LLP, Morgan, Lewis & Bockius LLP or such other counsel so designated in the Prospectus Supplement, special counsel to the Depositor (in such capacity, "Tax Counsel"). The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors may wish to consult their own tax advisers

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

concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit (a "REMIC") under the Code; (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership; or (v) an election is made to treat the Trust Fund relating to a particular Series of Securities as a Financial Asset Securitization Investment Trust ("FASIT") under the Code. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

     As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

TAXATION OF DEBT SECURITIES

     Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, if the Securities are regular interests in a REMIC ("Regular Interest Securities") or represent interests in a grantor trust, Tax Counsel is of the opinion that: (i) Securities held by a domestic building and loan association will constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

     Interest and Acquisition Discount. In the opinion of Tax Counsel, Regular Interest Securities are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

     Tax Counsel is of the opinion that Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities issued at a discount may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. In the opinion of Tax Counsel, a Holder of a Debt Security must
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

include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that Class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security Holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below); provided, that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the Trustee intends to treat interest on such Debt Securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is longer than the interval between subsequent Distribution Dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first Distribution Date on a Debt Security is shorter than the interval between subsequent Distribution Dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

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     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

     The Internal Revenue Service (the "IRS") issued final regulations (the "Contingent Payment Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Payment Regulations, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the applicable Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events that have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

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     The Depositor may adjust the accrual of OID on a Class of Regular Interest
Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain Classes of Regular Interest Securities may represent more than one Class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the applicable Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. In the opinion of Tax Counsel, Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "-- Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Trustee intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such Holder for such Security over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "-- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the opinion of Tax Counsel, in the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, Holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. In the opinion of Tax Counsel, a purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with
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

more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. In the opinion of Tax Counsel, a Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market
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

discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Tax Counsel, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, in the opinion of Tax Counsel (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or
(ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, in the opinion of Tax Counsel, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and that is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of Tax Counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular
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interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of Residual Interest Securities", would cause the Trust not to be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

     Calculation of REMIC Income. In the opinion of Tax Counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day.

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The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     In the opinion of Tax Counsel, the Holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     In the opinion of Tax Counsel, the Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. In the opinion of Tax Counsel, the amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. In the opinion of Tax Counsel, distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. In the opinion of Tax Counsel, a Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. A Holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate increased by the taxable income of the REMIC that was included in the income of such Residual Certificate Holder and decreased by distributions received thereon by such
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

Residual Certificateholder. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition. In that event, the loss will be used to increase such Residual Interest Security Holder's adjusted basis in the newly acquired asset.

     Excess Inclusions. In the opinion of Tax Counsel, the portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Interest Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Interest Securities continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual Holder. First, alternative minimum taxable income for such residual Holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual Holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual Holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "-- Restrictions on Ownership and Transfer of Residual Interest Securities" and "-- Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in

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Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by
Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. However, a safe harbor exists under which a transferor is presumed to lack such knowledge provided that two conditions are met: (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they became due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

     A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "-- Tax Treatment of Foreign Investors."

     Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would add a third condition to the safe harbor under which transfers of noneconomic residual interests would not be disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will qualify under this safe harbor only if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The New Proposed Regulations have a proposed effective date of February 4, 2000.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations (the "Final Mark-to-Market Regulations"), which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-

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market. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Mark to Market Regulations.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As further specified in the related Prospectus Supplement, if a REMIC election is not made and the Trust Fund is not structured as a partnership, then, in the opinion of Tax Counsel, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     In the opinion of Tax Counsel, each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the applicable Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The Holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the applicable Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. In the opinion of Tax Counsel, the Holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate Principal Balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the Principal
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

Balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a Holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "-- Taxation of Debt Securities Market Discount" and "-- Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees (the "excess servicing fee") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan's Principal Balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis

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

unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a Holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the applicable Trustee intends, absent contrary authority, to report income to Holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, in the opinion of Tax Counsel, a Holder's tax basis in its Security is the price such Holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the Security is more than one year and short-term capital gain or loss if the holding period of the Security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

     In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable

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as ordinary income or loss. In addition, gain from the disposition of a Regular
Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a Holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the applicable Trustee with its taxpayer identification number (the "TIN"); (ii) furnishes the applicable Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the applicable Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The applicable Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations"), which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), in the opinion of Tax Counsel, such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

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     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "-- Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     Tax Counsel is of the opinion that a Trust Fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, in the opinion of Tax Counsel, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. In such a circumstance, Tax Counsel is, except as otherwise provided in the related Prospectus Supplement, of the opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated

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interest" under the OID Regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of Tax Counsel, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a Holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A Holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis Holder of a Short-Term Note (and certain cash method Holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis Holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis Holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. In the opinion of Tax Counsel, if a Noteholder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the Holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. In the opinion of Tax Counsel, interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust Fund or the Seller (including a Holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the
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organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each Holder of a Note (other than an exempt Holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the Holder, and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

     The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign Holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.
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     Indexed Securities, etc.  The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. If the Trust Fund is a partnership, in the opinion of Tax Counsel, the Trust Fund will not be subject to federal income tax. Rather, in the opinion of Tax Counsel, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     In the opinion of Tax Counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, in the opinion of Tax Counsel, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, in the opinion of Tax Counsel, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     In the opinion of Tax Counsel, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

     In the opinion of Tax Counsel, an individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

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

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining Principal Balance of the Loans at the time of purchase. If so, in the opinion of Tax Counsel, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. In the opinion of Tax Counsel, under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, in the opinion of Tax Counsel, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling
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

Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person,
(b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In
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

determining a Holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the Holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code. The New Regulations described herein make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax considerations described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                                FASIT SECURITIES

     General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities ("FASIT Securities") effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to Holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for such Series, and which Securities of such

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

Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

     Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (a) the composition of the FASIT's assets and (b) the nature of the Holders' interest in the FASIT are met on a continuing basis and (iii) the Trust Fund is not a regulated company as defined in Section 851(a) of the Code.

     However, the qualification as a FASIT of any Trust Fund for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

     Asset Composition. In order for a Trust Fund (on one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the Closing Date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests and
(vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the Holder of the FASIT's ownership interest or by any person related to such Holder.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more Classes of regular interests or (ii) a single Class of ownership interest that is held by a fully taxable domestic corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its Holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5% and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Considerations -- Taxation of Debt Securities -- Variable Rate Debt Securities."

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, Holders of High-Yield
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Interests are subject to limitations on offset of income derived from such interest. See "Certain Federal Income Tax Considerations -- FASIT
Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

     Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

     Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT Regular Security outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT Regular Securities are treated as exchanging their Securities for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT Regular Security increased by any gain recognized on the exchange.

     Tax Treatment of FASIT Regular Securities. Payments received by Holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of Holders of REMIC Regular Securities, Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the case receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Considerations -- Taxation of Debt Securities," "-- Market Discount," and "-- Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

     If a FASIT Regular Security is sold or exchanged, the Holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Considerations -- Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies of the underlying assets, the Holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Certain Federal Income Tax Considerations -- Taxation of Debt Instruments -- Effects of Default and Delinquencies."

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     FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Considerations -- Taxation of Debt Securities -- Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

     Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of Holders of such interests, and the ability of such Holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified Holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the Holder of the High-Yield Interest.

     The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

     Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the Holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the Holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the Holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the Holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, Holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the Holders of High-Yield Interests. See "Certain Federal Income Tax Considerations -- Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the Holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such Holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

     The Holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent Holders of REMIC Securities would be subject. See "Certain Federal Income Tax Considerations -- Miscellaneous Tax Aspects -- Backup Withholding." For purposes of reporting and tax administration, Holders of record of FASIT Securities generally will be treated in the same manner as Holders of REMIC Securities.

     Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT Regular Security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT Regular Security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person regular interest holder is (1) a "10 percent shareholder" of the debtor,
(2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO HOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under the Employee Retirement Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses, the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities and such subclasses of Securities.

     ERISA and Section 4975 of the Code impose requirements on employee benefit plans and on certain other retirement plans and arrangements, including certain individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested (collectively "Plans") subject to ERISA or to Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires in general that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     On January 5, 2000, the United States Department of Labor (the "DOL") issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (a) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis; (b) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, (i) a lump-sum payment, or (ii) annual installment payments over a ten-year period, with interest; and (c) give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

     On November 13, 1986, the DOL issued final regulations (Labor Reg. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity" interest could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances, unless certain exceptions apply.

     Under the Plan Asset Regulation, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Trust Fund issues Notes that are not treated as equity interests in the Trust Fund for purposes of the Plan Asset Regulation, a Plan's investment in such Notes would not cause the assets of the Trust to be deemed Plan assets. However, the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter and the Depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Notes may not be purchased using the assets of any Plan if the Seller, the Servicer, the Special Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee, the Underwriter, the Depositor or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

     In addition, the Trust Fund, any underwriter, trustee, servicer, administrator or producer of credit support or their affiliates might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of certificates of the Trust Fund, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Notes by or on behalf of such a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in Notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Each prospective purchaser or transferee of a Note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a Global Note, shall be deemed to represent) to the Indenture Trustee and the Note Registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

     The Plan Asset Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Exchange Act. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

     If no exception under the Plan Asset Regulation applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the Trust Fund, then the assets of the Trust Fund would be considered to be assets of the Plan. Because the Loans held by the Trust Fund may be deemed Plan assets of each Plan that purchases an equity interest, an investment in the equity interests by a Plan might be a prohibited transaction under Sections 406 and 407 of ERISA and subject to an excise tax under Section 4975 of the Code and may cause transactions undertaken in the course of operating the Trust Fund to constitute prohibited transactions, unless a statutory or administrative exemption applies.

     The DOL issued to Bear, Stearns & Co. Inc., an individual exemption (Prohibited Transaction Exemption 90-30; Exemption Application No. D-8207, 55 Fed. Reg. 21461 (1990)) (the "Underwriter Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an interest in asset-backed pass-through trusts that hold certain types of receivables or obligations and with respect to which Bear, Stearns & Co. Inc. is the underwriter, or the manager or co-manager of an underwriting syndicate.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

          (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the same trust fund;

          (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps, Inc., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (each, a "rating agency");

          (4) The trustee is not an affiliate of the underwriters, the depositor, the servicers, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective affiliates (together with the trustee, the "Restricted Group");

          (5) The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting or placing such certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the agreements and reimbursement of the servicers' reasonable expenses in connection therewith; and

          (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire certificates in a trust containing receivables on which such person (or its affiliate) is an obligor, provided that, among other requirements: (i) such person (or its affiliate) is not an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Funding Period"), instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

     (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Funding Limit") must not exceed twenty-five percent (25%).

     (2) All obligations transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding certificate holders or by a rating agency.

     (3) The transfer of such additional obligations to the trust during the Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

     (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the Funding Period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

     (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the Trust Fund:

         (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

        (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

     (6) The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

     (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

     (8) The related prospectus or Prospectus Supplement must describe:

         (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

        (ii) the duration of the period of pre-funding;

       (iii) the percentage and/or dollar amount of the Funding Limit for the trust; and

        (iv) that the amounts remaining in the pre-funding account at the end of the Funding Period will be remitted to certificateholders as repayments of principal.

     (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or Prospectus Supplement, the terms and conditions for eligibility of Additional Obligations.

     The DOL has proposed amendments to the Underwriter Exemption (the "Proposed Amendments") that, if finalized in current form, generally will be effective as of August 23, 2000. Among other things, it is anticipated that the amended Underwriter Exemption would permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Underwriter Exemption are met). It is not certain if and when the Proposed Amendments will be issued in final form, and it is not certain that the Proposed Amendments, if finalized, will contain the same relief as is currently proposed. Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Proposed Amendments

     Neither PTCE 83-1, which exempts certain transactions involving plan investments in mortgage trusts, nor the Underwriter Exemption applies to a trust which contains unsecured obligations.

     Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the Underwriter Exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                 LEGAL MATTERS

     The legality of the Securities of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York or Morgan, Lewis & Bockius LLP, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed for each Series of Securities. No Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related Prospectus Supplement.

                             AVAILABLE INFORMATION

     The Depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Bear Stearns Asset Backed Securities Inc., 245 Park Avenue, New York, New York 10167, Telephone number (212) 272-4095. The Depositor has determined that its financial statements are not material to the offering of any Certificates.

     Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                     RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund assets and any credit enhancement with respect to the related Class and will reflect such Rating Agency's assessment solely of the likelihood that the related Holders will receive payments to which such Holders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agencies in the future if in their judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such Class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the Principal Balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of such Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal of and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the Holders of one or more Classes of the Securities of the related Series.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Securities through Bear, Stearns & Co. Inc. ("Bear Stearns") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Bear Stearns in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Bear Stearns is an affiliate of the Depositor.

                             INDEX OF DEFINED TERMS

additional obligations..............      84
Advances............................      27
Agreements..........................       8
Amortizable Bond Premium
  Regulations.......................      59
Asset Value.........................      10
Assumed Reinvestment Rate...........      10
Available Interest Amount...........      11
Capitalized Interest Account........      22
Cash Flow Bond Method...............      67
CERCLA..............................      45
Certificates........................       8
Class...............................       9
Closed-End Loans....................      14
Code................................      12
Collection Account..................   9, 26
Contingent Payment Regulations......      56
Custodian...........................      33
Cut-off Date........................      14
Debt Securities.....................      55
Deleted Primary Asset...............      35
Depositor...........................       8
Depositor Securities................      53
Disqualified Organization...........      63
Distribution Account................       9
Distribution Date...................       9
DOL.................................      81
Eligible Investments................      21
Enhancement.........................  13, 22
EPA.................................      45
ERISA...............................      81
Escrow Account......................      25
Events of Default...................  37, 38
FASIT...............................      54
FASIT Qualification Test............      77
FASIT Securities....................      76
FHA.................................      16
Final Mark-to-Market Regulations....      65
Final Scheduled Distribution Date...      11
Funding Limit.......................      84
Funding Period......................      84
Garn-St. Germain Act................      48
High-Yield Interest.................      78
Holder..............................       9
Holders.............................      41
Home Improvement Contracts..........  10, 16
Home Improvements...................  10, 16
HUD.................................      17
Indenture...........................       8
Installment Sales Contract..........      51
Insurance Proceeds..................      27
Interest Weighted Securities........      58
IRS.................................      56
Liquidation Proceeds................      26
Loans...............................      10
Mortgage............................      33
Mortgage Loans......................       9
New Regulations.....................      68
Nonresidents........................      69
Notes...............................       8
OID.................................      55
OID Regulations.....................      55
OTS.................................      49
Parties in Interest.................      81
Pass-Through Securities.............      65
Pay-Through Security................      57
Plan Asset Regulation...............      81
Plans...............................      81
Pool Insurance Policy...............      23
Pooling and Servicing Agreement.....       8
Pre-Funded Amount...................      21
Pre-Funding Account.................      21
Pre-Funding Period..................      21
Prepayment Assumption...............      57
Primary Assets......................       9
Private Securities..................      10
Property............................      16
PS Agreement........................      19
PS Servicer.........................      19
PS Sponsor..........................      19
PS Trustee..........................      19
PTCE................................      82
Qualifying Substitute Primary
  Asset.............................      35

Rating Agency.......................   9, 86
Ratio Strip Securities..............      66
Regular Interest Securities.........      54
Regular Interests...................      59
REMIC...............................  12, 54
REO Property........................      13
Reserve Fund........................   9, 24
Residual Interest Security..........      61
Residual Interests..................      59
Revolving Credit Line Loans.........      14
Revolving Mortgage Loans............      14
Scheduled Payments..................      26
Securities..........................       8
Seller..............................       8
Servicing Fee.......................  26, 65
Short-Term Note.....................      70
Single Family Property..............      15
Special Redemption Date.............      11
Stripped Securities.................      65
Tax Counsel.........................      53
TIN.................................      68
Title V.............................      49
Trust Agreement.....................   8, 13
Trust Fund..........................       8
Trustee.............................       8
U.S. Person.........................      54
UCC.................................      50
Underlying Loans....................  10, 19
Underwriter Exemption...............      83
VA..................................      16

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    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                PROSPECTUS SUPPLEMENT                   PAGE
                ---------------------                   ----
Summary of Terms......................................   S-3
Risk Factors..........................................   S-7
Use of Proceeds.......................................  S-15
Description of the Trust..............................  S-15
The Home Loan Pool....................................  S-16
The Transferor........................................  S-23
The Servicer..........................................  S-23
Description of the Notes..............................  S-27
Description of the Transfer and Servicing
  Agreements..........................................  S-38
Prepayment and Yield Considerations...................  S-41
Certain Federal Income Tax Consequences...............  S-55
ERISA Considerations..................................  S-55
Underwriting..........................................  S-56
Legal Investment Matters..............................  S-57
Ratings...............................................  S-57
Legal Opinions........................................  S-57
Index of Terms........................................  S-58
Global Clearance Settlement and Tax Documentation
  Procedures..........................................   A-1

                      PROSPECTUS
Prospectus Supplement.................................
Available Information.................................    86
Incorporation of Certain Information by Reference.....    86
Risk Factors..........................................     3
Description of the Securities.........................     8
The Trust Funds.......................................    13
Enhancement...........................................    22
Servicing of Loans....................................    25
The Agreements........................................    32
Certain Legal Aspects of the Loans....................    42
Certain Federal Income Tax Consequences...............    53
ERISA Considerations..................................    81
Legal Investment......................................    88
Plan of Distribution..................................    88
Use of Proceeds.......................................    53
Legal Matters.........................................    86
Index of Terms........................................    89
The Depositor.........................................    53
State Tax Considerations..............................    76
FASIT Securities......................................    76
Financial Information.................................    86
Rating................................................    87

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                                  $214,951,000

                     COUNTRYWIDE HOME LOAN TRUST 2001-HLV1

                              BAY VIEW BANK, N.A.
                                   TRANSFEROR

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.
                                   DEPOSITOR

                            LITTON LOAN SERVICING LP
                                    SERVICER
                            ------------------------

                             PROSPECTUS SUPPLEMENT
                            ------------------------
                       COUNTRYWIDE SECURITIES CORPORATION
                            BEAR, STEARNS & CO. INC.
                                JANUARY 26, 2001
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